LIMITED LIABILITY COMPANY AGREEMENT


                                    OF


                        GRUNTAL FINANCIAL, L.L.C.





                          Dated: March __, 1997






                            TABLE OF CONTENTS

                                                                   Page

ARTICLE I        NAME; TERM..........................................1

        1.1      The Company.........................................1
        1.2      Company Name........................................1
        1.3      Effective Date......................................1
        1.4      Term................................................1
        1.5      Purposes............................................1
        1.6      Offices.............................................2
        1.7      Filings.............................................2
        1.8      Certain Definitions.................................2
        1.9      Glossary............................................9

ARTICLE II       CAPITAL CONTRIBUTIONS; CAPITALACCOUNTS; ALLOCA-
                 TIONS; DISTRIBUTION................................13

        2.1      Initial Capital Contribution.......................13
        2.2      Additional Contributions...........................13
        2.3      Capital Accounts...................................13
        2.4      Allocations; Guaranteed Payments...................15
        2.5      Allocations for Tax Purposes.......................17
        2.6      Distributions......................................17
        2.7      No Return..........................................19
        2.8      Withholding........................................19

ARTICLE III      ACCOUNTING; FINANCIAL AND TAX MATTERS..............20

        3.1      Books and Records; Reports.........................20
        3.2      Fiscal Year........................................21
        3.3      Compensation.......................................21
        3.4      Bank and Investment Accounts.......................22
        3.5      Tax Matters Person.................................22
        3.6      Tax Elections and Accounting Decisions.............22
        3.7      Classification as a Partnership....................22
        3.8      Valuation..........................................23

ARTICLE IV       MEETINGS OF MEMBERS AND MANAGEMENT OF THE
                 COMPANY............................................23

        4.1      Meeting of Members.................................23
        4.2      Quorum of Members; Adjournment.....................23
        4.3      Management of the Company..........................24
        4.4      Appointment and Removal of Directors...............24
        4.5      Committees.........................................25
        4.6      Meetings of the Executive Committee................26
        4.7      Quorum and Voting..................................26
        4.8      Procedural Matters of the Executive Committee......27
        4.9      Officers...........................................27
        4.10     Chairman...........................................28
        4.11     Certain Actions....................................29
        4.12     Rights and Obligations of Members..................32
        4.13     Increase in the Size of Executive Committee........32

ARTICLE V        INDEMNIFICATIONS AND OTHER PROCEDURES..............33

        5.1      Limitation of Liabilities..........................33
        5.2      Indemnification of Directors and other Persons.....34
        5.3      Indemnification of GFC.............................35
        5.4      Procedure for Indemnification......................35
        5.5      Certain Procedures.................................36

ARTICLE VI       TERMINATION; DISSOLUTION; LIQUIDATION AND WIND-
                 ING-UP; LIQUIDITY EVENTS...........................37

        6.1      Termination of the Company.........................37
        6.2      Dissolution Events.................................37
        6.3      Liquidation and Winding-Up.........................37
        6.4      Calculation of Gain or Loss........................38
        6.5      Survival of Rights, Duties and Obligations.........38
        6.6      Distributions Following a Liquidity Event..........39
        6.7      Certain Provisions in Liquidity Events.............39
        6.8      Claims of Members..................................39

ARTICLE VII      TRANSFER OF LLC INTERESTS..........................40

        7.1      Transfers of Interests.............................40
        7.2      Tag-Along Rights...................................41
        7.3      Transfer after the Fourth Anniversary..............42
        7.4      Other Transfer Restrictions........................44
        7.5      Admission of Additional Members by the Company.....45
        7.6      Additional or Substituted Members..................46
        7.7      Withdrawal of Members..............................46
        7.8      Election to Adjust Tax Basis.......................46
        7.9      No Removal.........................................47

ARTICLE VIII     GENERAL PROVISIONS.................................47

        8.1      Notices............................................47
        8.2      Third Party Beneficiary............................47
        8.3      Non-Waiver.........................................47
        8.4      Amendments.........................................47
        8.5      Further Assurances.................................47
        8.6      Applicable Law.....................................48
        8.7      Severability.......................................48
        8.8      Counterparts.......................................48
        8.9      Usage..............................................48
        8.10     Table of Contents and Headings.....................48
        8.11     Investment Representation..........................48

Schedules

        1.8      Calculation of Initial Preferred C Nominal Amount; Example
        2.1      Initial Capital Contributions; Addresses of the Members
        4.4      Initial Directors
        4.9      Initial Senior Officers






               LIMITED LIABILITY COMPANY AGREEMENT (the "Agreement") of GRUNTAL FINANCIAL, L.L.C., a Delaware limited liability company (the "Company"), dated March __, 1997, entered into by GRUNTAL FINANCIAL CORP. ("GFC") and THE 1880 GROUP LLC (the "Management Group").

               The Company was previously formed by GFC in accordance with the Limited Liability Company Act of the State of Delaware, as amended from time to time (the "Act"). GFC desires to cause the Company to admit the Management Group as, and the Management Group desires to become, a second member of the Company (GFC and the Management Group being referred to herein as "Members," which term shall also include such other persons who shall become members of the Company in accordance with the terms of this Agreement and the Act). The Members desire to set forth the terms and conditions for the operation of the Company after such admission.

               A glossary of the defined terms used herein appears in
Section 1.9.

               Accordingly, the Members agree as follows:


                                ARTICLE I
                                NAME; TERM

               1.1 The Company. The Company shall be governed by the terms and conditions of this Agreement.

               1.2 Company Name. The name of the Company shall be "GRUNTAL FINANCIAL, L.L.C." The Company may change its name at any time in accordance with the provisions of the Act.

               1.3 Effective Date. This Agreement shall become effective upon the consummation of the Transactions and the execution and delivery of this Agreement by the parties hereto.

               1.4 Term. The Company shall have perpetual existence and shall dissolve and its affairs shall be wound up in accordance with the Act and this Agreement upon the termination or dissolution of the Company in accordance with the terms of this Agreement.

               1.5 Purposes. The Company is organized to conduct the business heretofore conducted by GFC and such other businesses for which limited liability companies may be organized under the Act.

               1.6 Offices. The principal office of the Company shall be established and maintained at New York, New York, or at such other or additional place or places as the Executive Committee shall from time to time determine. The resident agent of the Company in the State of Delaware shall be the [The Corporation Service Company, currently at 1013 Centre Road, Wilmington, New Castle County, Delaware 19805]. The Company may have other offices, either within or outside of the State of Delaware, at such place or places as the Executive Committee may from time to time designate or the business of the Company may require.

               1.7 Filings. The Members promptly shall execute and deliver such documents and perform such acts consistent with the terms of this Agreement as may be necessary to comply with the requirements of law for the qualification and operation of a limited liability company under the laws of each jurisdiction in which the Company shall conduct business.

               1.8 Certain Definitions. As used in this Agreement, terms not defined herein have the meanings ascribed thereto by the Act, and the following terms have the meanings set forth below:

               "Affiliate" means, with respect to any Person, any other Person that directly or indirectly controls, or is controlled by, or is under common control with, such Person. For this purpose, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the exercise of Voting Control, by contract, or otherwise.

               "Book Basis" means, with respect to any asset, such asset's Tax Basis, except as follows: (i) the initial Book Basis of any asset contributed by a Member shall be the fair market value of such asset at the time of contribution (as determined pursuant to Section 3.8), and in the case of an asset which is part of the Initial Capital Contribution, the fair market value of such asset shall be as set forth on Schedule 2.1 annexed hereto; (ii) the Book Basis of all assets shall, if the Executive Committee so determines, be adjusted to equal their fair market values (as determined pursuant to Section 3.8), and to the extent set forth in section 1.704-1(b)(2)(iv)(f) under the Regulations, in connection with a contribution of money or other property to the Company by a new or existing Member as consideration for an interest in the Company, a liquidation of the Company, or a distribution of money or other property by the Company to a withdrawing or continuing Member as consideration for an interest in the Company; (iii) the Book Basis of any asset distributed by the Company shall be its fair market value on the date of distribution (as determined pursuant to Section 3.8); and (iv) if the Book Basis of any asset is determined under clause (i), (ii) or
(iii), it shall thereafter be adjusted to take into account any Book Depreciation taken into account with respect to such asset for purposes of determining Net Income or Net Loss.

               "Book Depreciation" means the amount of any depreciation or other cost recovery deductions with respect to any asset for any year determined in accordance with the methods used for Federal income tax purposes.

               "CDL" shall mean Zurich's right to receive distributions pursuant to Sections 2.6(a)(i)(H), 2.6(a)(i)(I) (with respect to Tax Distributions pursuant to Section 2.6(a)(i)(H) only), 2.6(a)(iv)(y)(3) and 6.6(e) of this Agreement.

               "CDL Accrual" for any period means the sum of (i) two-fifteenths (2/15) of the Preferred A Return for such period, plus
(ii) an amount equal to the interest that would accrue for such period at a rate equal to seven and one-half (7.5%) per annum, compounded annually, on the Unpaid CDL Amount.

               "Closing Date" shall have the meaning set forth in the Reorganization Agreement.

               "Code" means the Internal Revenue Code of 1986, as amended.

               "Final Determination" means (i) a decision, judgement, decree or other order by any court of competent jurisdiction which decision, judgement, decree or other order has become final (i.e., when all allowable appeals thereof have been exhausted by either party to the action, or the time for filing such appeal has expired), (ii) a closing agreement entered into under section 7121 of the Code or any other settlement agreement entered into in connection with an administrative or judicial proceeding or (iii) the expiration of the time for instituting a claim for refund or, if such a claim was filed, the expiration of the time for instituting suit with respect thereto.

               "Home" means The Home Insurance Company, a New Hampshire domiciled property and casualty stock insurance company.

               "Home NOL Event" means, with respect to a taxable period, that Home, for any reason, is not able to offset income from the Company with current losses, or existing or future net operating loss carryforwards for Federal income tax purposes (determined without taking into account the effect of section 56(d)(1)(A) of the Code). In the event of a Final Determination that disallows Home's use of net operating loss carryforwards for a past taxable period, a Home NOL Event will have occurred in such past taxable period, and to the extent such net operating loss carryforwards are disallowed, Home will receive Tax Distributions for such periods pursuant to, and in the priority of,
Section 2.6(a)(i)(I). A Home NOL Event will be deemed not to have occurred with respect to any taxes that Home has no current duty to pay because its tax liability is subordinate to policy holders, unless the Insurance Commissioner of the State of New Hampshire directs Home to pay such taxes. A Home NOL Event shall not be effective for purposes of this Agreement for a taxable period unless the Company has received a certificate for such taxable period signed by the Chief Financial Officer of Home to the effect that a Home NOL Event has occurred and the date on which such event occurred.

               "Initial Preferred A Nominal Amount" means $160 million minus the product of (i) 50% and (ii) the Lost Deferred Tax Assets.

               "Initial Preferred B Nominal Amount" means $70 million.

               "Initial Preferred C Nominal Amount" means the value on the Closing Date of the LTIP, calculated as set forth in Schedule 1.8.

               "Lien" has the meaning set forth in the Reorganization
Agreement.

               "Liquidity Event" means:

               (i) any merger, consolidation, amalgamation or other business combination transaction of the Company or any of its material Subsidiaries with another Person;

               (ii) any conveyance, sale, lease, transfer or other disposition of, in a single transaction or in a related series of transactions, a material portion of the business or assets of the Company or any of its material Subsidiaries;

               (iii) any recapitalization, reorganization or similar restructuring transaction involving the Company or any of its material Subsidiaries; any reclassification of or with respect to any class of membership interest of the Company or any of its material Subsidiaries;

               (iv) any liquidation, winding up or dissolution of the Company or any of its material Subsidiaries; the commencement by the Company or any of its material Subsidiaries of a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or the consent by it to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or the making by it of a general assignment for the benefit of creditors, or the failure by it generally to pay its debts as they become due, or the taking by it of any organizational action to authorize any of the foregoing;

               (v) if an involuntary case or other proceeding shall be commenced against the Company or any of its material Subsidiaries seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, the failure by the Company or such Subsidiary to take any action to dismiss or stay such involuntary case or other proceeding, or the failure by the Company or such Subsidiary to take any action to contest any order for relief entered against the Company or any of its material Subsidiaries under any such laws as now or hereafter in effect;

               (vi) any issuance and sale, pursuant to a public offering or private placement, of any profit share or interest (including any LLC Interests) of the Company or any of its material Subsidiaries or any securities or rights of any kind convertible into or exchangeable for such profit share or interest, or any option, warrant, put, call or other arrangement of any kind to purchase or otherwise receive from the Company or such Subsidiary any such profit share or interest; or

               (vii) any other extraordinary transaction involving the Company or any of its material Subsidiaries.

References in the foregoing definition to a material Subsidiary of the Company shall include Gruntal & Co., L.L.C. and any other Significant Subsidiary of the Company, and references to the Company or Gruntal & Co., L.L.C. shall include references to their respective successors.

               "Lost Deferred Tax Assets" has the meaning set forth in the Reorganization Agreement.

               "Net Income or Net Loss" means, for each taxable year, an amount equal to the Company's taxable income or loss, respectively, for such taxable year determined in accordance with section 703(a) of the Code (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to section 703(a)(1) of the Code shall be included in taxable income or loss) and treating as an expense the guaranteed payments accrued pursuant to section 2.4(c), with the following adjustments: (i) any income of the Company that is exempt from Federal income tax and not otherwise taken into account in computing Net Income and Net Loss pursuant to this definition shall be added to such taxable income or loss; (ii) any expenditures of the Company described in section 705(a)(2)(B) of the Code or treated as such pursuant to section 1.704-1(b)(2)(iv)(i) under the Regulations and not otherwise taken into account in computing Net Income or Net Loss pursuant to this definition shall be subtracted from such taxable income or loss; (iii) items of income, gain, deductions or losses specially allocated pursuant to Sections 2.3(e) and 2.4(f) in any year shall be excluded from the calculation of taxable income or loss for such year; and (iv) with respect to items relating to any asset the Book Basis of which differs from its Tax Basis, as described in the following sentence. For purposes of computing Net Income or Net Loss, (A) the amount of gain or loss with respect to the disposition of any such asset shall be determined by the difference between the amount realized with respect to such disposition and such asset's Book Basis, (B) if the Book Basis of any such asset is adjusted pursuant to clause (ii) or (iii) in the definition of Book Basis, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset, and (C) the amount of Book Depreciation for any year shall equal the amount that bears the same ratio to the Book Basis of such asset as the depreciation or other cost recovery deduction computed for Federal tax income tax purposes bears to the Tax Basis of such asset.

               "Person" means individual, corporation, company, voluntary association, partnership, joint venture, limited liability company, trust, estate, unincorporated organization, governmental authority or other entity.

               "Preferred A Nominal Amount" as of any date means the sum as of such date of (i) the Unpaid Initial Preferred A Nominal Amount, plus (ii) the Unpaid Preferred A Return as of the end of the prior fiscal year.

               "Preferred A Return" means seven and one half percent (7.5%) per annum, compounded annually, on the Preferred A Nominal Amount.

               "Preferred B Nominal Amount" as of any date means the sum as of such date of (i) the Unpaid Initial Preferred B Nominal Amount, and
(ii) the Unpaid Preferred B Return as of the end of the prior fiscal year.

               "Preferred B Return" means ten percent (10%) per annum, compounded annually, on the Preferred B Nominal Amount.

               "Preferred C Nominal Amount" as of any date means the sum as of such date of (i) the Unpaid Initial Preferred C Nominal Amount, plus (ii) the Unpaid Preferred C Return as of the end of the prior fiscal year.

               "Preferred C Return" means ten percent (10%) per annum, compounded annually, on the Preferred C Nominal Amount.

               "Registration Rights Agreement" means the Registration Rights Agreement dated the date hereof between GFC and the Company.

               "Regulations" means the regulations promulgated under the Code.

               "Reorganization Agreement" means the Reorganization Agreement dated February 24, 1997 between GFC and the Management Group.

               "Significant Subsidiary" means, a Subsidiary (including its Subsidiaries) of a Person the net worth (calculated in accordance with generally accepted accounting principles consistently applied) of which Subsidiary equals or exceeds 25% of the consolidated net worth (calculated in accordance with generally accepted accounting principles consistently applied) of such Person, as such consolidated net worth is set forth in the most recent available quarterly or annual financial statements of such Person.

               "Subsidiary" means, with respect to any Person, any other Person of which, at the time as of which any determination is being made, such first mentioned Person or one or more of its Subsidiaries has, directly or indirectly, Voting Control.

               "Tax Basis" means, with respect to any asset, such asset's adjusted basis for Federal income tax purposes.

               "Tax Distribution Amount" means, (i) with respect to a class of LLC Interest of a Member, for a taxable year, the product of (A) the taxable income allocable to such LLC Interest pursuant to this Agreement for such taxable year, excluding taxable income allocated pursuant to section 2.4(a)(i), but including, in the case of the Preferred A Interest, taxable income accrued to GFC with respect to the Preferred A Return, and (B) the Tax Rate for such taxable year, provided that the Tax Distribution Amount with respect to income allocated to GFC pursuant to Sections 2.4(a)(iii) and (iv) shall be zero with respect to periods prior to the occurrence of a Home NOL Event, and (ii) with respect to the CDL, the product of (A) taxable income accrued to Zurich with respect to the CDL under U.S. Federal tax principles, and (B) the Tax Rate for such year.

               "Tax Matters Person" has the same meaning as the term "tax matters partner" as such term is defined in section 6231(a)(7) of the Code.

               "Tax Rate" for a taxable year means the maximum overall rate of Federal, state and local personal income tax (taking into account the deductibility of state and local taxes for federal income tax purposes and the differential, if any, in tax rates applicable to capital gains and ordinary income) payable by an individual resident of New York City with respect to income of the Company, as determined by the Company's auditors.

               "Transactions" has the meaning set forth in the Reorganization Agreement.

               "Unallocated Preferred B Nominal Amount" means, as of any date, the excess, if any, of (a) the Initial Preferred B Nominal Amount over (b) the amount of Net Income allocated as of such date pursuant to
Section 2.4(a)(iii)(A).

               "Unallocated Preferred B Return" means, as of any date, the excess, if any, of (a) accrued Preferred B Return through such date over (b) the amount of Net Income allocated as of such date pursuant to
Section 2.4(a)(ii)(A).

               "Unallocated Preferred C Nominal Amount" means, as of any date, the excess, if any, of (a) the Initial Preferred C Nominal Amount over (b) the amount of Net Income allocated as of such date pursuant to
Section 2.4(a)(iii)(B).

               "Unallocated Preferred C Return" means, as of any date, the excess, if any, of (a) accrued Preferred C Return through such date over (b) the amount of Net Income allocated as of such date pursuant to
Section 2.4(a)(ii)(B).

               "Unpaid CDL Amount" means, as of any date, the excess, if any, of (a) the aggregate CDL Accrual through and including such date over (b) the sum of all distributions made as of such date pursuant to Sections 2.6(a)(i)(H), 2.6(a)(i)(I) (with respect to Tax Distributions pursuant to Section 2.6(a)(i)(H) only), 2.6(a)(iv)(y)(3) and 6.6(e).

               "Unpaid Initial Preferred A Nominal Amount" means, as of any date, the excess, if any, of (a) the Initial Preferred A Nominal Amount over (b) distributions made as of such date pursuant to Sections 2.6(a)(iv)(x), 2.6(a)(v) and 6.6(a).

               "Unpaid Initial Preferred B Nominal Amount" means, as of any date, the excess, if any, of (a) the Initial Preferred B Nominal Amount over (b) distributions made as of such date pursuant to Sections 2.6(a)(i)(F), 2.6(a)(i)(I) (with respect to Tax Distributions pursuant to
Section 2.6(a)(i)(F) only), 2.6(a)(iv)(y)(1) and 6.6(c)(A).

               "Unpaid Initial Preferred C Nominal Amount" means, as of any date, the excess, if any, of (a) the Initial Preferred C Nominal Amount over (b) distributions made as of such date pursuant to Sections 2.6(a)(i)(B), 2.6(a)(i)(I) (with respect to Tax Distributions pursuant to
Section 2.6(a)(i)(B) only), 2.6(a)(iv)(y)(2) and 6.6(c)(B).

               "Unpaid Preferred A Return" means, as of any date, the excess, if any, of (a) accrued Preferred A Return over (b) the sum of all distributions made as of such date pursuant to Sections 2.6(a)(i)(D), 2.6(a)(i)(I) (with respect to Tax Distributions pursuant to Section 2.6(a)(i)(D) only), 2.6 (a)(ii) and 6.6(b).

               "Unpaid Preferred B Return" means, as of any date, the excess, if any, of (a) accrued Preferred B Return over (b) the sum of all distributions made as of such date pursuant to Sections 2.6(a)(i)(E), 2.6(a)(i)(I) (with respect to Tax Distributions pursuant to Section 2.6(a)(i)(E) only), 2.6(a)(iii)(A) and 6.6(d)(A).

               "Unpaid Preferred C Return" means, as of any date, the excess, if any, of (a) accrued Preferred C Return over (b) the sum of all distributions made as of such date pursuant to Sections 2.6(a)(i)(A), 2.6(a)(i)(I) (with respect to Tax Distributions pursuant to Section 2.6(a)(i)(A) only), 2.6(a)(iii)(B) and 6.6(d)(B).

               "Voting Control" means, at any time, the ownership or control, whether direct or indirect, of outstanding securities, interests, participations, membership interests or other equivalent ownership interest (however designated) of a Person that, at such time, have by the terms thereof ordinary voting power to elect a majority of the members of the board of directors (or executive committee, or persons performing similar functions) of such Person.

               "Zurich" means _________________.

               1.9 Glossary. The following capitalized terms are defined in the following Sections of this Agreement:

       Term                                      Section

Act                                           introductory statement

Affiliate                                              1.8

Adjustment Amount                                  Schedule 1.8

Agreement                                     introductory statement

Book Basis                                             1.8

Book Depreciation                                      1.8

Capital Account                                        2.3

CDL                                                    1.8

CDL Accrual                                            1.8

Claim                                                 5.4(a)

Closing Date                                           1.8

Code                                                   1.8

Common Allocation                                     2.4(a)

Common Interest                                        2.1

Company                                       introductory statement

Directors                                             4.4(a)

Dissolution Event                                      6.2

Dividends                                          Schedule 1.8

Executive Committee                                    4.3

Final Determination                                    1.8

GFC                                           introductory statement

GFC Directors                                         4.4(a)

GFC Notice                                            7.3(d)

Home                                                   1.8

Home NOL Event                                         1.8

Hypothetical Proceeds                              Schedule 1.8

Indemnified Party                                     5.4(a)

Indemnitee                                            5.2(a)

Initial Capital Contribution                           2.1

Initial Preferred A Nominal Amount                     1.8

Initial Preferred B Nominal Amount                     1.8

Initial Preferred C Nominal Amount                     1.8

Interests                                             7.3(e)

Interim Dividend                                   Schedule 1.8

Joined Party                                          5.5(a)

Lien                                                   1.8

Liquidity Event                                        1.8

LLC Interests                                          2.1

Lost Deferred Tax Assets                               1.8

LTIP                                               Schedule 1.8

Management Directors                                  4.4(a)

Management Group                              introductory statement

Members                                       introductory statement

Net Income or Net Loss                                 1.8

Offer Notice                                          7.3(a)

Offer Price                                           7.3(a)

Person                                                 1.8

Preferred A Interest                                   2.1

Preferred A Nominal Amount                             1.8

Preferred A Return                                     1.8

Preferred B Interest                                   2.1

Preferred B Nominal Amount                             1.8

Preferred B Return                                     1.8

Preferred C Interest                                   2.1

Preferred C Nominal Amount                             1.8

Preferred C Return                                     1.8

Registration Rights Agreement                          1.8

Regulations                                            1.8

Reorganization Agreement                               1.8

Representative                                        4.6(a)

Senior Officers                                       4.9(d)

Services Agreement                                     3.3

Significant Subsidiary                                 1.8

Subsidiary                                             1.8

Target                                             Schedule 1.8

Tax Basis                                              1.8

Tax Distribution Amount                                1.8

Tax Distributions                                   2.6(a)(i)

Tax Matters Person                                     1.8

Tax Rate                                               1.8

TB                                                 Schedule 1.8

TBV                                                  4.13(b)

Threshold                                             7.3(e)

Transactions                                           1.8

Transfer                                              7.1(a)

Unallocated Preferred B Nominal Amount                 1.8

Unallocated Preferred B Return                         1.8

Unallocated Preferred C Nominal Amount                 1.8

Unallocated Preferred C Return                         1.8

Unpaid CDL Amount                                      1.8

Unpaid Initial Preferred A Nominal Amount              1.8

Unpaid Initial Preferred B Nominal Amount              1.8

Unpaid Initial Preferred C Nominal Amount              1.8

Unpaid Preferred A Return                              1.8

Unpaid Preferred B Return                              1.8

Unpaid Preferred C Return                              1.8

Voting Control                                         1.8

X                                                    4.13(b)

Y                                                    4.13(b)

Zurich                                                 1.8


                                ARTICLE II

                      CAPITAL CONTRIBUTIONS; CAPITAL
                   ACCOUNTS; ALLOCATIONS; DISTRIBUTION

               2.1 Initial Capital Contribution. Upon execution of this Agreement, the Management Group shall contribute to the capital of the Company the property set forth on Schedule 2.1 hereto opposite its name. The assets contributed to the Company by GFC and set forth on Schedule
2.1 hereto opposite its name shall be considered contributions of GFC to the capital of the Company. The respective contributions of each of the Members set forth on Schedule 2.1 hereto shall be the "Initial Capital Contribution" of each of the respective Members. The respective interests (each, an "LLC Interest") of the Members in the Company, shall be as set forth below, unless and until such percentages shall be changed (i) upon the admission or withdrawal of any Member or (ii) in connection with additional contributions to or withdrawal from the capital of the Company. GFC's interest in the Company shall be (1) 100% of the "Preferred A Interest,"(2) 100% of the "Preferred B Interest," and (3) 40% of the "Common Interest." The Management Group's interest in the Company shall be (1) 100% of the "Preferred C Interest," and (2) 60% of the Common Interest.

               2.2 Additional Contributions. No Member shall be required or obligated to make additional contributions to the capital of the Company; provided that any Member may make additional contributions to the capital of the Company in such amounts as the Executive Committee may approve in exchange for additional LLC Interests with such preferences, rights and designations and such other terms and conditions as the Executive Committee may determine, which terms and conditions shall be set forth in an amendment to this Agreement and adopted pursuant to
Section 8.4.

               2.3 Capital Accounts.

               (a) A capital account shall be maintained on the books of the Company for each LLC Interest of each Member (a "Capital Account") in accordance with the terms of this Section 2.3. The provisions of this Agreement are intended to comply the capital account maintenance rules of section 1.704-1(b)(2)(iv) under the Regulations, and shall be interpreted consistently therewith. Each Member's "capital account" for purposes of the Regulations promulgated pursuant to section 704 of the Code shall equal the sum of the Capital Accounts of each LLC Interest of that Member.

               (b) The Capital Account of each LLC Interest shall be
increased by:

               (i) the amount of any cash contributed to the capital of the Company by a Member which is allocated to such LLC Interest,

               (ii) the fair market value (net of liabilities that the Company is considered to assume or take subject to under section 752 of the Code) of any property (other than cash) contributed to the capital of the Company by a Member which is allocated to such LLC Interest,

               (iii) allocations to such LLC Interest of Net Income pursuant to Section 2.4(a),

               (iv) allocations to such LLC Interest of income pursuant to Section 2.3(e), and

               (v) contributions deemed made pursuant to Section
2.4(f)(i).

For the purposes of this Agreement, GFC's Initial Capital Contribution shall be allocated to its Preferred A Interest. The initial Capital Accounts of the Preferred B Interest and the Preferred C Interest shall be zero.

               (c) The Capital Account of each LLC Interest shall be
decreased by:

               (i) the amount of any cash distributed to such LLC
Interest, except for cash payments of accrued guaranteed payment (within the meaning of section 707(c) of the Code) made pursuant to Sections 2.6(a)(i)(D), 2.6(a)(ii) and 6.6(b),

               (ii) the fair market value (net of liabilities that such Member is considered to assume or take subject to under section 752 of the Code) of any property (other than cash) distributed to such LLC Interest, except for property payments of accrued guaranteed payment (within the meaning of section 707(c) of the Code) made pursuant to Sections 2.6(a)(i)(D), 2.6(a)(ii) and 6.6(b),

               (iii) allocations to such LLC Interest of Net Loss pursuant to Section 2.4(b),

               (iv) allocations to such LLC Interest of loss pursuant to
Section 2.3(e), and

               (v) allocations pursuant to Section 2.4(f)(ii).

               (d) For purposes of determining the amount an LLC
Interest's Capital Account is increased or decreased pursuant to Sections 2.3(b) and (c), respectively, and Section 6.4, assets contributed or distributed, as the case may be, in kind shall be valued at their fair market value as determined pursuant to Section 3.8.

               (e) Section 704 of the Code and the Regulations issued thereunder including but not limited to the provisions of such Regulations addressing qualified income offset provisions, minimum gain chargeback requirements and allocations of deductions attributable to nonrecourse debt and partner nonrecourse debt, are hereby incorporated by reference. If, as a result of the provisions of section 704 of the Code and the Regulations thereunder, items of income or loss are allocated to the Members in a manner that is inconsistent with the manner in which the Members intend to divide Company distributions as reflected in Section
2.6 and 6.6, to the extent permitted under the Regulations items of future income and loss shall be allocated among the Members so as to prevent such allocations from distorting the manner in which Company distributions will be divided among the Members pursuant to this Agreement.

               2.4 Allocations; Guaranteed Payments.

               (a) Net Income for each fiscal year shall be allocated among the LLC Interests, taking into account distributions previously made, as follows, and in the following order of priority:

               (i) first, to reverse allocations of Net Loss previously made in the following order of priority:

               (A) first, 40% to the Common Interest of GFC and 60% to the Common Interest of Management Group to the extent of cumulative allocations previously made pursuant to Section 2.4(b)(v) less cumulative allocations previously made pursuant to this Section 2.4(a)(i)(A);

               (B) next, to the Preferred A Interest to the extent of cumulative allocations previously made pursuant to Section 2.4(b)(iv) less cumulative allocations previously made pursuant to this Section 2.4(a)(i)(B);

               (C) next, to the Preferred B Interest and the Preferred C Interest in proportion and to the extent of cumulative allocations previously made pursuant to Section 2.4(b)(iii) less cumulative allocations previously made pursuant to this Section 2.4(a)(i)(C) to each such LLC Interest;

               (D) next, to the Common Interest of GFC to the extent of cumulative allocations previously made pursuant to Section 2.4(b)(ii) less cumulative allocations previously made pursuant to this Section 2.4(a)(i)(D); and

               (E) next, 40% to the Common Interest of GFC and 60% to the Common Interest of Management Group to the extent of cumulative allocations previously made pursuant to Section 2.4(b)(i) less cumulative allocations previously made pursuant to this Section 2.4(a)(i)(E); and

               (ii) next, to (A) the Preferred B Interest, and (B) the Preferred C Interest, in proportion and to the extent of the Unallocated Preferred B Return and the Unallocated Preferred C Return, respectively;

               (iii) next, to (A) the Preferred B Interest, and (B) the Preferred C Interest, in proportion and to the extent of the Unallocated Preferred B Nominal Amount and the Unallocated Preferred C Nominal Amount, respectively; and

               (iv) thereafter, 40% to the Common Interest of GFC and 60% to the Common Interest of Management Group (the "Common Allocation").

               (b) Net Loss for each fiscal year shall be allocated to the Members as follows, and in the following order or priority:

               (i) first, 40% to the Common Interest of GFC and 60% to the Common Interest of Management Group, until the Capital Account of the Common Interest of the Management Group is reduced to zero;

               (ii) next, to the Common Interest of GFC to the extent of the Capital Account balance of such Interest;

               (iii) next, to the Preferred B Interest and the Preferred C Interest, in proportion and to the extent of their Capital Account balances;

               (iv) next, to the Preferred A Interest to the extent of its Capital Account Balance; and

               (v) thereafter, 40% to the Common Interest of GFC and 60% to the Common Interest of Management Group.

               (c) For each fiscal year, the Company shall accrue a guaranteed payment (within the meaning of section 707(c) of the Code) (i) to GFC equal to the Preferred A Return for such fiscal year, and (ii) to the Management Group pursuant to Section 3.3.

               (d) Upon any change in the relative LLC Interests of the Members, whether by reason of the admission or withdrawal of a Member, the sale or exchange by any Member of all or any part of its LLC Interest, or otherwise, the Members' shares of all Company items shall be determined, except as otherwise required by law, by an interim closing of the Company's books.

               (e) For Federal income tax purposes, income, gain, loss and deduction with respect to property contributed to the Company by any Member shall be allocated in accordance with section 704(c) of the Code and the Regulations promulgated thereunder so as to take account of any difference between the tax basis of such property to the Company and its value upon contribution. In furtherance of the foregoing, the Executive Committee shall determine which of the methods prescribed in such Regulations the Company shall employ.

               (f) Notwithstanding any provision in this Agreement to the contrary, all payments made by the Management Group, in cash, notes or otherwise, with respect to incentive awards under the Management Group's Equity Incentive Program for Senior Management shall be treated as (i) a contribution to the capital of the Company by the Management Group with respect to its Common Interest and a payment of such amount by the Company, and (ii) an expense of the Company that is specially allocated and charged to the Capital Account of the Common Interest of the Management Group.

               2.5 Allocations for Tax Purposes. For each taxable year of the Company, the income, recognized gains and losses, credits and deductions of the Company shall be allocated, for federal, state and local income tax purposes, among the Members in the same manner as similar items are allocated among the Members for such taxable year of the Company as provided in this Article II, except as otherwise required by law. Except as may otherwise be provided herein, whenever a proportionate part of Net Income or Net Loss of the Company is credited or charged to a Member's Capital Account for any fiscal year, every item of income, gain, loss, or deduction entering into the computation thereof shall be considered either credited or charged, as the case may be, and every item of credit or tax preference related thereto and applicable to such fiscal year shall be allocated, to such Capital Account in the same proportion.

               2.6 Distributions.

               (a) The Company shall make Tax Distributions within 90 days after the end of each fiscal year in the order of priority set forth in Section 2.6(a)(i); thereafter, subject to Section 2.6(c), the Company may make such distributions in such amounts and at such times as may be determined by the Executive Committee; and, if the Executive Committee determines to make such a distribution, such distribution shall be paid in the order of priority set forth in Section 2.6(a)(ii) through (vi):

               (i) "Tax Distributions" for a fiscal year shall be made in the following order of priority:

               (A) first, to the Management Group the Tax Distribution Amount for such fiscal year with respect to the Preferred C Interest pursuant to Section 2.4(a)(ii)(B);

               (B) next, to the Management Group the Tax Distribution Amount for such fiscal year with respect to the Preferred C Interest pursuant to Section 2.4(a)(iii)(B);

               (C) next, to the Management Group the Tax Distribution Amount for such fiscal year with respect to its Common Interest;

               (D) next, to GFC the Tax Distribution Amount for such fiscal year with respect to its Preferred A Interest;

               (E) next, to GFC, the Tax Distribution Amount for such fiscal year with respect to its Preferred B Interest pursuant to Section 2.4(a)(ii)(A) for such fiscal year;

               (F) next, if (and only if) a Home NOL Event has occurred, to GFC the Tax Distribution Amount for such fiscal year with respect to its Preferred B Interest pursuant to Section 2.4(a)(iii)(A) with respect to the portion of the fiscal year after the occurrence of the Home NOL Event;

               (G) next, if (and only if) a Home NOL Event has occurred, to GFC the Tax Distribution Amount for such fiscal year with respect to its Common Allocation with respect to the portion of the fiscal year after the occurrence of the Home NOL Event;

               (H) next, to Zurich the Tax Distribution Amount for such fiscal year with respect to the CDL; and

               (I) next, to the Members and Zurich in proportion to and to the extent of any Tax Distributions for prior fiscal years that have not been paid;

               (ii) next, to the Preferred A Interest to the extent of the Unpaid Preferred A Return;

               (iii) next, to (A) the Preferred B Interest, and (B) the Preferred C Interest, in proportion and to the extent of the Unpaid Preferred B Return and the Unpaid Preferred C Return;

               (iv) next, (x) 50% to the Preferred A Interest, and (y) 50% to (1) the Preferred B Interest, (2) the Preferred C Interest, and
(3) Zurich, in proportion and to the extent of the Unpaid Initial Preferred B Nominal Amount, the Unpaid Initial Preferred C Nominal Amount, and the Unpaid CDL Amount;

               (v) next, to the Preferred A Interest to the extent of the Unpaid Initial Preferred A Nominal Amount; and

               (vi) thereafter to the Common Interests in proportion and to the extent of their respective Capital Account balances.

               (b) The Company shall advance funds to all the Members and Zurich out of amounts expected to be distributed pursuant to Section 2.6(a)(i), at such times and in such amounts as individual Members of the Company and Zurich would require funds to pay estimated taxes. Such distributions shall be treated as advances recoverable from future distributions from the Company and, to the extent not previously recovered, shall be repaid by such Member and Zurich to the Company within 90 days of the end of the fiscal year.

               (c) The provisions of this Section 2.6 shall not apply to the proceeds to be distributed upon the occurrence of a Liquidity Event, which shall be governed by Section 6.6. No distributions, other than pursuant to Sections 2.6(a)(i) and (ii), shall be made pursuant to this
Section 2.6 that reduces the tangible book value of the Company below the Preferred A Nominal Amount without the consent of Zurich, which may be granted or withheld by Zurich in its sole discretion. In the event of operating losses causing the tangible book value of the Company to be less than the Preferred A Nominal Amount, no distributions, other than pursuant to Sections 2.6(a)(i) and (ii), shall be made pursuant to this
Section 2.6 without the consent of Zurich, which may be granted or withheld by Zurich in its sole discretion, until the tangible book value is restored to the level of the Preferred A Nominal Amount.

               (d) Any distribution by the Company pursuant to this
Section 2.6 to the Person shown on the Company's records as a Member or to its legal representatives, or to the assignee of the right to receive such distributions as provided herein, shall acquit the Company of all liability to any other Person who may be interested in such distribution by reason of any other assignment or transfer of such Member's LLC Interests for any reason (including an assignment or transfer thereof by reason of death, incompetence, bankruptcy or liquidation of such Member).

               2.7 No Return. Except as provided herein or by law, no Member shall have any right to withdraw any part of such Member's Capital Account or to demand or receive the return of any of such Member's capital contributions from the Company.

               2.8 Withholding. Any payments required to be made by the Company to any Member or to Zurich hereunder shall be net of any and all amounts required to be deducted and withheld from such payments under applicable law. Each of Zurich and each Member hereby consents to the deduction and withholding of any such amounts, agrees to cooperate fully with the Company in determining the amount of any required withholdings, and agrees promptly to return to the Company upon request any amounts that the Company erroneously fails to deduct and withhold from any payment hereunder.


                               ARTICLE III

                  ACCOUNTING; FINANCIAL AND TAX MATTERS

               3.1 Books and Records; Reports.

               (a) The financial officers of the Company shall maintain a system of accounting established and administered in accordance with the principles applicable and accounting method used by the Company for Federal income tax purposes and otherwise in accordance with generally accepted accounting principles consistent with GFC's systems and practices as of the date hereof, and shall set aside on the books of the Company or otherwise record all such proper reserves as shall be required by generally accepted accounting principles consistent with GFC's systems and practices as of the date hereof.

               (b) As soon as reasonably practicable but no later than 30 days after the end of each of the first three quarters of each fiscal year of the Company, the financial officers of the Company shall prepare and distribute to each Member quarterly financial statements of the Company including a balance sheet, capital account balances and profit and loss statement.

               (c) As soon as reasonably practicable but no later than 30 days after the close of each fiscal year of the Company, there shall be prepared and distributed to each Member the following financial statements: (i) a balance sheet of the Company as at the end of such fiscal year; (ii) a statement of profit and loss for such fiscal year;
(iii) a statement of the Members' Capital Accounts and changes therein for such fiscal year; and (iv) a statement of cash flows of the Company for such fiscal year.

               (d) As soon as reasonably practicable but no later than 50 days after the close of each fiscal year of the Company, there shall be prepared and distributed to each Member the financial statements referred to in Section 3.1(c), accompanied by the audited report thereon of the independent accountants for the Company.

               (e) The Executive Committee shall keep or cause to be kept complete and accurate records and books of account in which shall be entered all such transactions and other matters relative to the Company's business as are usually entered into records and books of account maintained by persons engaged in businesses of like character. All such books and records shall at all times be made available at the principal office of the Company and shall be open to the reasonable inspection and examination of the Members or their duly authorized representatives under reasonable conditions during normal business hours.

               3.2 Fiscal Year. The fiscal year of the Company shall be the calendar year.

               3.3 Compensation. Each of the Senior Officers shall perform the services for or on behalf of the Company and its Subsidiaries specified in the services agreement between such Senior Officer and the Management Group (each, a "Services Agreement"), subject to the terms and conditions of such Services Agreement, and the Company shall provide to the Management Group from time to time in advance funds sufficient to satisfy all liabilities, costs and expenses incurred by the Management Group pursuant to the terms of each such Services Agreement and for any liability incurred by the Management Group pursuant to any claim for indemnification made by any officer or director of the Management Group arising out of the provision of services for the Company or any of its Subsidiaries by any Senior Officer under any Services Agreement. Each Services Agreement will provide that the services of the Senior Officer party to such Services Agreement for or on behalf of the Company and its Subsidiaries will terminate at the request of the Executive Committee with or without "cause," or due to the "retirement," death or "permanent disability" of such Senior Officer and may be terminated by such Senior Officer with or without "good reason" (as each such term is defined in such Services Agreement) and, depending upon the circumstances of such termination, such Senior Officer will be entitled to the payments and other benefits provided under such Services Agreement, the liabilities, costs and expenses of the Management Group in respect of such payments and benefits to be subject to reimbursement by the Company in accordance with the preceding sentence. All payments to the Management Group under this Section 3.3 will be treated for Federal income tax purposes as payments described in section 707(c) of the Code. The Management Group shall indemnify and hold harmless the Company for any Federal, state and local income tax withholding obligations of the Company applicable to payments under this Section 3.3, and hereby authorizes the Company to offset the amount of any such obligations against any distributions payable to the Management Group to the extent necessary to satisfy such obligations. The Company shall be named as a third party beneficiary of each Services Agreement with respect to the enforcement of the obligations of the member of the Management Group party to such Services Agreement and each such member of the Management Group shall be a third party beneficiary of the provisions of this Section 3.3 regarding funds provided to the Management Group.

               3.4 Bank and Investment Accounts. All funds of the Company shall be deposited in its name, or in such name as may be designated by the Executive Committee, in such checking, savings or other accounts, or held in its name in the form of such other investments as shall be designated by the Executive Committee. All withdrawals of such deposits or liquidations of such investments by the Company shall be made exclusively upon the signature or signatures of such employee or employees of the Company as the Executive Committee may designate.

               3.5 Tax Matters Person. The Tax Matters Person of the Company shall be the Management Group, who shall be subject to the control of the Executive Committee. Each Member, by its execution of this Agreement, consents to such designation of the Tax Matters Person, and agrees to execute, certify, acknowledge, deliver, swear to, file and record at the appropriate public offices such documents as may be necessary or appropriate to evidence such consent.

               3.6 Tax Elections and Accounting Decisions. All determinations as to tax elections shall be made by the Tax Matters Person. By executing this Agreement, each of the Members consents to the authority of the Tax Matters Person to make any such elections and shall cooperate in the making of such elections (including providing consents and other authorizations that may be required). All determinations as to accounting principles shall be made by the Executive Committee, in a manner consistent with Section 3.1(a).

               3.7 Classification as a Partnership.

               (a) The Members intend that the Company be classified as a partnership for Federal tax purposes effective as of the date of this Agreement. The Tax Matters Person shall not file an election for the Company to be taxable as an association, shall take all steps as may be required to maintain the Company's classification as a partnership for Federal tax purposes, and shall take all steps that are not unduly burdensome, as determined by the Executive Committee, as may be required to maintain the Company's classification as a partnership for state tax purposes.

               (b) The Executive Committee shall (i) at no time take any action or cause the Company to take any action that would result in the Company being treated as a publicly traded partnership taxable as provided in section 7704 of the Code or being classified as an association for Federal income tax purposes, rather than as a partnership, and (ii) make reasonable, good faith and diligent efforts to exercise its discretion in the performance of its duties and responsibilities hereunder in such a manner as to cause the Company to remain classified as a partnership for Federal income tax purposes, rather than as an association, and to prevent the Company from being treated as a publicly traded partnership taxable as provided in section 7704 of the Code.

               3.8 Valuation. If any provision in this Agreement provides that the fair market value of an asset or security shall be determined pursuant to this Section 3.8, the fair market value of such asset or security shall be determined as follows:

               (i) if such asset or security is a publicly-traded security, it shall be valued at the average of the closing price per unit of such security on the principal exchange or market in which such security trades, for the ten consecutive trading days ending on and including the date as of which such determination is required; and

               (ii) if such asset or security is not a publicly-traded security, or is a publicly-traded security for which the closing prices referred to in Section 3.8(i) are for whatever reason not available, then, unless all Directors of the Executive Committee shall have reached a unanimous decision as to its valuation, and subject to Section 4.11, the Executive Committee shall appoint a nationally recognized investment banking or appraisal firm to value such asset or security and to deliver a report as promptly as possible setting forth its valuation thereof and the basis of such valuation. Such firm shall be required to determine its valuation based on the fair selling price of such asset or security on the open market as between a willing seller and a willing purchaser, and to take into account, if such asset is a security that is not publicly-traded or is otherwise a restricted security, if such security represents a majority or minority interests in the issuer of such security and if there are any restrictions on the transferability or liquidity of such security.


                                ARTICLE IV

            MEETINGS OF MEMBERS AND MANAGEMENT OF THE COMPANY

               4.1 Meeting of Members. A regular or annual meeting of Members shall be held each calendar year at such date, time and place as may be determined by the Executive Committee and designated in a notice of meeting given to each Member no less than five business days prior to the meeting. The Executive Committee shall hold a special meeting of the Members upon the request of holders of one-third of all Common Interests, which request shall indicate in reasonable detail the purpose of the meeting requested. At any meeting of Members, only such business may be transacted as is related to the purpose or purposes of such meeting set forth in the notice thereof or in any waiver of notice thereof, and any action or decision taken in such a meeting requires the affirmative votes of Members holding a majority of the Common Interests (or such other LLC Interests entitled to vote as a separate class with respect thereto).

               4.2 Quorum of Members; Adjournment. Except as otherwise provided by the Act, the holders of a majority of all Common Interests, present in person or represented by proxy, shall constitute a quorum for the transaction of any business at such meeting, provided that when a specified item of business is required to be voted on by a class or series (if the Company shall then have Members of more than one class or series) voting as a class, the holders of a majority of the LLC Interests of such class or series shall constitute a quorum (as to such class or series) for the transaction of such item of business. When a quorum is once present to organize a meeting of Members, it is not broken by the subsequent withdrawal of any Members. The holders of a majority of the Common Interests (or such other LLC Interests entitled to vote as a separate class with respect thereto) present in person or represented by proxy at any meeting of Members, including an adjourned meeting, whether or not a quorum is present, may adjourn such meeting to another time and place.

               4.3 Management of the Company. Except as otherwise expressly provided for in Section 4.11, the business and affairs of the Company shall be managed by and under the direction of a committee established pursuant to, and with the powers and authority set forth in, this Article IV (the "Executive Committee"). The Executive Committee shall have the sole and exclusive responsibility and authority for the management, conduct and operation of the Company's business in all respects and in all matters, except to the extent that the Executive Committee delegates any such responsibility or authority to any officer, Member, employee or agent of the Company or to any other committee. The Executive Committee may delegate such general or specific authority to officers, Members, employees or agents of the Company or to any other committee as the Executive Committee considers desirable from time to time, and such officers, Members, employees or agents of the Company or such other committee may, subject to any restraints or limitations imposed by the Executive Committee, exercise the authority granted to them.

               4.4 Appointment and Removal of Directors.

               (a) The Executive Committee shall be comprised of seven individuals (the "Directors"). The Directors shall be selected in the manner set forth in this Section 4.4. GFC shall have the right to designate three Directors (the "GFC Directors") and the Management Group shall have the right to designate four Directors (the "Management Directors"), including the Chair man. A Director must be an officer, employee, director (or equivalent) or other representative of the Member designating such Director. The individuals whose names are set forth on
Schedule 4.4 hereto shall constitute the initial Directors. The size of the Executive Committee shall not be changed, except (i) by the affirmative vote of all of the Members or (ii) as contemplated by Section 4.4(d), 4.13 or 7.1(d).

               (b) Any Director may resign at any time by giving written notice of his resignation to the Executive Committee. A resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt, and, unless otherwise specified therein, the acceptance of a resignation shall not be necessary to make it effective. Any Director may be removed at any time with or without cause by the person who designated his or her initial selection to the Executive Committee.

               (c) Any Director who dies, becomes incapacitated, resigns or is removed from office shall be replaced, by notice to the Executive
Committee: (i) in the case of a GFC Director, by a person designated by GFC, and (ii) in the case of a Management Director, by a person designated by the Management Group.

               (d) Upon the resignation or withdrawal of a Member, each Director appointed by such Member shall be deemed to have resigned at the same time. The Executive Committee positions vacated by such resignation shall not be filled and the number of positions in the Executive
Committee shall thereafter be reduced by such number of vacated positions.

               (e) Except as otherwise may be determined by the Executive Committee, no payment of expenses incurred by the Directors incident to the performance of their duties and responsibilities as such under this Agreement shall be paid by or charged to the Company.

               (f) Directors shall also have the right to attend (but not to vote at) meetings of the board of directors or executive committee (or persons performing similar functions) of Gruntal & Co., L.L.C. and any other Subsidiar ies of the Company as a Member may request at any time and to receive, upon the request of a Member, agendas, minutes and all other materials distributed to participants of such meetings. Upon the request of GFC at any time, the Company shall cause the business and affairs of Gruntal & Co., L.L.C. to be managed by and under the direction of an executive committee, and shall appoint one GFC Director to such executive committee. The Company shall exercise its Voting Control with respect to its Subsidiaries so as to facilitate the exercise of the rights under this Section 4.4(f) by its Members or Directors.

               4.5 Committees.

               (a) The Executive Committee may, by resolutions duly adopted from time to time, delegate authority to committees. Each committee shall be composed of such Persons, and shall have such authority, as the Executive Committee may by resolution determine. All of the provisions of Sections 4.6, 4.7 and 4.8 shall apply to committees except that special meetings of a committee may be called by any member of such committee.

               (b) The Company shall have an Audit Committee, whose authority and composition shall be determined by the Executive Commit-tee; provided that GFC Directors and other Persons not affiliated with any Member of the Company shall at all times constitute a majority of the members of the Audit Committee. The Company's auditors shall initially be KPMG Peat Marwick LLP, and any change of the auditors of the Company shall require the unanimous approval of all members of the Audit Committee.

               4.6 Meetings of the Executive Committee.

               (a) Zurich shall have the right to designate a representa-tive (the "Representative") to attend (but not to vote at) meetings of the Executive Committee and to receive notices, agendas, minutes and all other materials distributed to participants of such meetings as well as other materials distributed to the Directors pursuant to Section 4.4(f).

               (b) The Executive Committee shall hold regular meetings at such time and place as shall be determined by the Executive Committee. Except as otherwise determined by the Executive Committee, all special and regular meetings of the Executive Committee shall be held at the principal office of the Company. Unless waived by all of the Directors and the Representative in writing (before or after a meeting), or by the attendance of such Director or Representative at such meeting as provided below, prior notice of any meeting, whether regular, special, or otherwise, shall be given to each Director and the Representative in the manner specified in Section 8.1 at least five business days before the date of such meeting. A special meeting of the Executive Committee may be called by any Director by giving such notice. Notice of any meeting need not be given to any Director or the Representative who shall submit, either before or after the meeting, a signed waiver of notice. Attendance of a Director or the Representative at a meeting shall constitute a waiver of notice of such meeting, except when the Director or the Representative attends the meeting for the express purpose of objecting at the beginning thereof to the transaction of any business because the meeting is not lawfully called or convened. Notice of any adjourned meeting, including the place, date and time of the new meeting, shall be given to all Directors or the Representative not present at the time of the adjournment, as well as to the other Directors and the Representative unless the place, date and time of the new meeting is announced at the adjourned meeting.

               4.7 Quorum and Voting. The Executive Committee shall be entitled to vote on all matters relating to the affairs of the Company. A quorum for any meeting of the Executive Committee shall be constituted only upon (i) notice of such meeting having been given to (or waiver having been received from) all Directors and the Representative pursuant to Section 4.6 and (ii) attendance of such meeting by at least a majority of the Directors. No action may be taken by the Executive Committee unless a quorum is constituted and, subject to Section 4.11, the affirmative vote of a majority of the Directors present shall be required for any act or decision thereof. In the event of a tied vote, neither the Chairman nor any other Person shall have a casting or second vote. No Director shall be disqualified from acting on any matter because such Director or one or more of the Members that appointed such Director is or are interested in the matter to be acted upon by the Executive Committee so long as such interest has been disclosed to the Executive Committee prior to the action relating thereto.

               4.8 Procedural Matters of the Executive Committee.

               (a) Each Director shall have one vote on all matters presented to the Executive Committee for decision or approval.

               (b) Any action required or permitted to be taken by the Executive Committee may be taken without a meeting if (i) all of the Directors consent in writing to such action and (ii) notice with respect to such request for written consent has been given to all Directors and the Representative pursuant to Section 4.6. Such consent shall have the same effect as a unanimous vote of the Executive Committee.

               (c) The Executive Committee shall cause to be kept a book of minutes of all of its actions by written consent and its meetings in which there shall be recorded the time and place of such meeting, whether regular or special (and if special, how called), the notice thereof given, the names of those present and the proceedings thereof.

               (d) The Chairman shall appoint a secretary of the meeting who shall produce the written minutes of the meeting. The secretary of the meeting may be a person who is not a Director.

               (e) Directors and the Representative may participate in a meeting of the Executive Committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear one another, and such participation shall constitute presence in person at such meeting.

               4.9 Officers.

               (a) The Executive Committee shall elect officers of the Company, including a Chairman, a President, a Secretary and a Treasurer of the Company, and may elect or appoint one or more Managing Directors, Vice Presidents and such other officers of the Company as the Executive Committee may determine, subject, in the case of the election of a Chairman, to Section 4.10, and in the case of the election of all other officers, to the approval of the Chairman, and, in all such cases, subject to the terms of the Services Agreement of the Senior Officers. The Executive Committee may use descriptive words or phrases to designate the standing, seniority or area of special competence of the officers elected or appointed. Any two or more offices may be held by the same person, and persons other than employees of the Company may serve as officers, Managing Directors or Vice Presidents of the Company. All officers as between themselves and the Company shall have such authority and perform such duties in the management of the Company as may be provided in this Article IV or as the Executive Committee may from time to time determine, and may act on behalf of the Company in the manner and regarding such matters as is provided for in this Article IV or as may be authorized by the Executive Committee. Subject to the terms of the Services Agreements of the Senior Officers, the Executive Committee may establish, increase, reduce or otherwise modify responsibilities of the officers of the Company or may create or eliminate offices as the Company may consider appropriate.

               (b) Each officer elected by the Executive Committee shall serve until his or her successor is duly elected as provided herein or, if earlier, until his or her death, resignation or removal. A vacancy in any office because of death, resignation, removal, or any other cause shall be filled for the unexpired portion of the term by the Executive Committee in the manner prescribed in this Agreement for the regular election to such office.

               (c) Any officer may resign at any time by so notifying the Executive Committee and the Secretary in writing. Such resignation shall take effect upon receipt of such notice or at such later time as is therein specified, and unless otherwise specified, the acceptance of such resignation shall not be necessary to make it effective. Any officer elected by the Executive Committee may be removed by the Executive Committee with or without cause, upon the recommendation of the Chairman or, in the case of the removal of the Chairman, in accordance with
Section 4.10. The election of an individual as an officer shall not of itself create a right to continued employment with the Company or a right to continue to provide services to the Company as an independent contractor.

               (d) The names of certain initial officers of the Company are set forth in Schedule 4.9 hereto (such officers, together with their successors and any other persons exercising similar authority, the "Senior Officers").

               4.10 Chairman.

               (a) The Chairman shall be the chief executive officer of the Company and shall have responsibility for the general management of the Company, subject to the control of the Executive Committee and shall also have the powers and duties that are specified as applicable to the Chairman in this Agreement and such other powers and duties as are assigned to the Chairman by the Executive Committee. Without limiting the foregoing, (i) the Chairman shall have specific authority to develop and present to the Executive Committee for approval promptly following the date hereof a short and long term disability program covering Senior Officers, providing short and long term disability benefits described in the Services Agreements of the Senior Officers, and, as long as the cost to the Company pursuant to Section 3.3 of such program is reasonable in relation to the benefits provided, the Executive Committee shall approve the adoption and implementation of such program, (ii) in the event of the retention of a new Senior Officer after the date hereof, the Chairman shall have specific authority to cause the Management Group to enter into a services agreement with such new Senior Officer containing terms and provisions that are substantially comparable to the terms and provisions of the Services Agreements of the initial Senior Officers and under which such new Senior Officer is guaranteed a minimum annual bonus for the first three years of his or her services to the Company and (iii) the Chairman shall otherwise have authority to make all determinations concerning the retention, provision of services by or termination of the Senior Officers, the retention or employment and the termination of all other employees of the Company and, subject to Section 4.11(a)(v), the establishment of the terms and conditions of each such Senior Officer's retention or provision of services or of each such employee's retention or employment.

               (b) The initial Chairman of the Company shall be Robert Rittereiser. Notwithstanding any other provisions of this Agreement, except with the approval of at least five Directors, which five Directors must include, unless GFC has designated two GFC Directors pursuant to
Section 4.13, at least two Management Directors, the Executive Committee shall not approve, and the Company shall not take any action with respect to (i) the removal of the Chairman, (ii) the appointment of any person to serve as Chairman or (iii) any amendment to or modification of this
Section 4.10 or any other provisions of the Agreement relating to the powers and duties of the Chairman.

               (c) In the event the offices of Chairman of the Company and CEO of the Management Group are not held by the same person, determinations under the Annual Incentive Compensation Plan for members of the Management Group shall be made by the Chairman of the Company and recommended to the CEO of the Management Group, which recommendations shall be binding so long as such recommendations are consistent with such Plan and the Services Agreements of the respective members of the Management Group.

               4.11 Certain Actions.

               (a) Notwithstanding any other provisions in this Agree-ment, as long as any Preferred A Interest or Preferred B Interest remains issued and outstanding, the Executive Committee shall not approve, and the Company shall not take, any of the following actions except with the approval of (x) unless GFC has designated two GFC Directors pursuant to
Section 4.13, the Chairman (or, if such office is vacant, at least one Management Director) and (y) at least one GFC Director:

               (i) any issuance or agreement to issue any profit share or interest (including any LLC Interests) of the Company or any of its Significant Subsidiaries or any securities or rights of any kind convertible into or exchangeable for such profit share or interest, or to issue any option, warrant, put, call or other arrangement of any kind to purchase or otherwise receive from the Company any such profit share or interest;

               (ii) any repurchase by the Company of any profit share or interest (including any LLC Interests);

               (iii) subject to clause (i) in the proviso in Section 8.4, any approval or disapproval of any Transfer of any profit share or interest (including any LLC Interests) of the Company or any of its Significant Subsidiaries;

               (iv) any incurrence of indebtedness for borrowed money or other commitment or liability, issuance of guarantees, or granting of liens over assets of the Company or any of its Significant Subsidiaries (whether or not in connection with such incurrence or issuance), in each case, in excess of, whether in a single transaction or a series of related transactions, $15 million, including without limitation any acquisition of any asset, securities or business from any Person in excess of, whether in a single transaction or a series of related transactions, $15 million, other than of the type currently incurred or granted by GFC and its Subsidiaries, as the case may be, in the ordinary course of business;

               (v) (x) any amendment to or modification of the Certificate of Formation of the Company, this Agreement (subject to clause (i) in the proviso in Section 8.4), the Annual Incentive Compensation Plan of the Management Group, or any Services Agreement or employment agreement with any Senior Officer (including the Services Agreements dated the date hereof between the Management Group and each of the initial Senior Officers), (y) the entry by the Company into any employment agreement or Services Agreement with any Senior Officer on terms and conditions (other than those relating to any interests in the Management Group and the Annual Incentive Compensation Plan) that are not substantially similar to those set forth in such Services Agreements with the initial Senior Officers, or (z) adoption of any disability plan for Senior Officers;

               (vi) any filing by the Company of a registration statement under the Securities Act of 1933, as amended;

               (vii) any action in connection with any Liquidity Event involving the Company or any of its Significant Subsidiaries;

               (viii) any loans or other advances to, or other transactions with, any Member, Director or officer of the Company or any Subsidiary of the Company;

               (ix) any action in connection with (A) the Audit Committee; (B) the appointment of the investment banking or appraisal firm referred to in Section 3.8; or (C) subject to clause (i) in the proviso in Section 8.4, the admission of any Person as a Member, or other participant in the profit or interest, of the Company, irrespective of whether any profit share or interest (including any LLC Interests) of the Company or any of its Significant Subsidiaries is issued in connection therewith; or

               (x) any material change in the Company's or any of its Significant Subsidiaries' business. For purposes of this Section 4.11(a)(x), the Company's or such a Significant Subsidiary's "business" shall mean securities underwriting, sales and trading, discount brokerage, merchant banking, financial advisory services, investment research, correspondent brokerage services, asset management and life insurance agency.

               (b) Without obtaining the prior written consent of the New Hampshire Insurance Department, the Company shall not, and shall not permit any of its Subsidiaries (including Gruntal & Co., L.L.C.) to, enter into any agreement (including any guaranty) or otherwise conduct any transaction, with GFC, Home, Trygg-Hansa AB or Zurich Insurance Company or any of their respective Affiliates, (i) not in the ordinary course of business or (ii) providing for the making or receipt of revenues, commissions or other payments that, individually or in the aggregate, exceeds $50,000; provided that nothing in this Section 4.11(b) shall apply to or otherwise affect any agreements existing on the date hereof between the Company or any such Subsidiary and GFC, Home, Trygg-Hansa AB, Zurich Insurance Company or such Affiliate, or any transactions pursuant to such agreements. 24

               (c) Without obtaining the prior written consent of Zurich, the Company shall not, and shall not permit any of its Subsidiaries (including Gruntal & Co., L.L.C.) to, enter into any agreement (including any guaranty) or otherwise conduct any transaction, with Home or any of its Affiliates, (i) not in the ordinary course of business or (ii) providing for the making or receipt of revenues, commissions or other payments that, individually or in the aggregate, exceeds $50,000; provided that nothing in this Section 4.11(c) shall apply to or otherwise affect any agreements existing on the date hereof between the Company or any such Subsidiary and Home or such Affiliate of Home, or any transactions pursuant to such agreements.

               (d) References in this Section 4.11 to the Company or Gruntal & Co., L.L.C. shall include references to their respective successors.

               4.12 Rights and Obligations of Members. The Members shall have no liability, under this Agreement or otherwise, with respect to the debts, liabilities and obligations of the Company because of their status as Members, except to the extent provided in the Act.

               4.13 Increase in the Size of Executive Committee.

               (a) The number of Directors constituting the Executive Committee shall be increased by two GFC Directors to be designated by GFC if either of the events set forth in Section 4.13(a)(i) or (ii) shall have occurred and is continuing at the end of any fiscal quarter:

               (i) if TBV for such fiscal quarter shall be less than the greater of X and Y; or

               (ii) if the aggregate distributions paid by the Company with respect to all of its issued and outstanding LLC Interests (for the avoidance of doubt, not including CDL), since the date of this Agreement shall be less than the product of $2 million multiplied by (N - 7), where N, which shall not be less than zero, is the number of quarters that has elapsed since the date of this Agreement, counting the first complete quarter after the date of this Agreement as the first quarter.

               (b) For purposes of this Section 4.13:

TBV for any fiscal quarter = QV for such fiscal quarter + I, where

               QV for such fiscal quarter = tangible book value of the Company as at the end of such fiscal quarter, calculated in accordance with generally accepted accounting principles applied consistently with past practice, and

               I = all indemnification or other payments made by the Company with respect to, arising out of or in connection with the business, assets, operation or conditions of, or any business transacted or activities carried out by, GFC or any of its Subsidiaries (including Gruntal & Co., Incorporated), in each case, at any time or for any period prior to (and excluding) January 1, 1996, pursuant to Section 5.3 or otherwise, since the date of this Agreement to the extent any such payment has not been accrued or otherwise provided for in V, and

               V = "Value", as defined in and determined to be final and binding pursuant to Section 5.5 of the Reorganization Agreement;

               X = V - TE - D - $25 million, where

               TE = Transaction Expenses borne by the Company pursuant to
Section 8.10(a) of the Reorganization Agreement, except to the extent such Transaction Expenses have already been accrued or otherwise provided for in V, and

               D = the aggregate amount of dividends paid by GFC to Home in connection with the Transactions, as adjusted pursuant to Section
5.5 of the Reorganization Agreement; and

               Y = .85 x CV, where

               CV = TBV of the Company as at the end of the corresponding fiscal quarter in the immediately preceding fiscal year.

               (c) At no time shall the Executive Committee be increased by more than two Directors under this Section 4.13. If the number of Directors has been increased under this Section 4.13 and at the end of any subsequent fiscal quarter neither of the events set forth in Section 4.13(a)(i) and (ii) shall be continuing, then the number of Directors constituting the Executive Committee shall be reduced by two and the two GFC Directors previously designated by GFC under this Section 4.13 shall be deemed to have resigned immediately.


                                ARTICLE V

                  INDEMNIFICATIONS AND OTHER PROCEDURES


               5.1 Limitation of Liabilities.

               (a) A Person exercising management powers or respon-sibilities for or on behalf of the Company, including any officer or Director, shall not have personal liability to the Company for damages for any breach of duty in such capacity; provided that nothing in this
Section 5.1(a) shall eliminate or limit the liability of any such Person if (i) its actions were committed in bad faith or were the result of its active and deliberate dishonesty and were material to such action, suit or proceeding, (ii) it did not reasonably believe that its actions were in good faith and in or not opposed to the best interests of the Company, or (iii) it personally gained in fact a financial profit or other advantage to which it was not legally entitled.

               (b) None of the Members shall have the power to bind any other Member except as specifically provided in this Agreement. None of the Members or the Company shall be responsible or liable for any indebtedness, liability or obligation of any other Member incurred either before or after the execution of this Agreement, except that the Company shall be responsible and liable for indebtedness, liabilities or obligations incurred in connection with activities within the proper business purposes of the Company and pursuant to direct authorization of the Executive Committee or a duly authorized officer of the Company.

               5.2 Indemnification of Directors and other Persons.

               (a) The Company shall indemnify any person (an "Indemnitee") who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding brought by or against the Company or otherwise, whether civil, criminal, administrative or investigative, including an action by or in the right of the Company to procure a judgment in its favor, by reason of the fact that (x) such Indemnitee is or was a Director, member of the Executive Committee or officer, (y) at the relevant time, being or having been such a Director, member of the Executive Committee or officer, such Indemnitee is or was serving at the request of the Company as a partner, director, officer or trustee of another corporation, partnership, joint venture, trust or other enterprise, or (z) such Indemnitee otherwise is providing or has provided services to or for the benefit of the Company under a written agreement with the Management Group relating to the management of the Company, against all expenses, including attorneys' fees and disbursements, judgments, fines and amounts paid in settlement actually and reasonably incurred by such Indemnitee in connection with such action, suit or proceeding. Notwithstanding the foregoing, no indemnification shall be provided to or on behalf of any Indemnitee if a judgment or other final adjudication adverse to such Indemnitee establishes that (i) its actions were committed in bad faith or were the result of its active and deliberate dishonesty and were material to such action, suit or proceeding, (ii) it did not reasonably believe that its actions were in good faith and in or not opposed to the best interests of the Company, or (iii) it personally gained in fact a financial profit or other advantage to which it was not legally entitled.

               (b) Any indemnification under Section 5.2(a) (unless ordered by a court) shall be made by the Company only as authorized in the specific case upon a determination that the indemnification of the Indemnitee is proper under the circumstances because it has met the applicable standard of conduct set forth in Section 5.2(a). Such determination shall be made by the Executive Committee or, if the Executive Committee so directs, by independent legal counsel in a written opinion.

               (c) The Company may, in the discretion of the Executive Committee, pay expenses incurred in defending any action, suit or proceeding described in Section 5.2(a) in advance of the final disposition of such action, suit or proceeding, subject to receipt by the Company of an undertaking, in form and substance satisfactory to the Executive Committee, to repay any amounts so advanced if the final disposition of such action, suit or proceeding is such that the recipient of such advances is not entitled to indemnification for the expenses covered thereby.

               (d) The Company may, in the discretion of the Executive Committee, purchase and maintain insurance on behalf of any Indemnitee against any liability asserted against it, whether or not the Company would have the power by law to indemnify it against such liability.

               (e) The indemnification provided by this Section 5.2 shall not be deemed exclusive of any other rights to indemnification to which those seeking indemnification may be entitled under any agreement, determination of Members or otherwise. The rights to indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this Section 5.2 shall continue as to an Indemnitee who has ceased to be a Member or officer (or other person indemnified hereunder) and shall inure to the benefit of the executors, administrators, legatees and distributes of such person.

               (f) The provisions of this Section 5.2 shall be a contract between the Company, on the one hand, and each Indemnitee who served in such capacity at any time while this Section 5.2 is in effect, on the other hand, pursuant to which the Company and each such Indemnitee intend to be legally bound. No repeal or modification of this Section 5.2 shall affect any rights or obligations with respect to any state of facts then or theretofore existing or thereafter arising or any proceeding theretofore or thereafter brought or threatened based in whole or in part upon such state of facts.

               5.3 Indemnification of GFC. The Company shall indemnify GFC and any and all Affiliates of GFC (including Home) and any of their respective directors, officers, stockholders, employees, agents and representatives against any loss, liability, claim, damage or expense incurred by any such person with respect to, arising out of or in connection with (i) the Repurchase (as defined in the Reorganization Agreement) and (ii) the business, assets, operation or conditions of, or any business transacted or activities carried out by, GFC or any of its Subsidiaries (including Gruntal & Co., Incorporated) at any time or for any period prior to (and excluding) January 1, 1996.

               5.4 Procedure for Indemnification.

               (a) If any person entitled to indemnification under
Section 5.2 or 5.3 (an "Indemnified Party") shall receive notice of the assertion by a person of any claim or of the commencement by any such person of any action (a "Claim") with respect to which the Company is obligated to provide indemnification, the Indemnified Party shall give the Company prompt notice thereof; provided that the failure of any Indemnified Party to give such notice shall not relieve the Company of its obligations under this Article V, except to the extent that the Company is actually prejudiced by such failure. Such notice shall describe the Claim in reasonable detail, and, if available, shall indicate the estimated amount of the Claim asserted.

               (b) The Company may elect to defend, compromise or settle, at the Company's expense and by the Company's counsel reasonably satisfactory to the Indemnified Party, any Claim. If the Company elects to defend a Claim, it shall, within 30 days of its receipt of notice of such Claim (or sooner, if the nature of such Claim so requires), notify the related Indemnified Party of its election and such Indemnified Party shall cooperate in the defense of such Claim to the extent reasonably requested in writing by the Company. If the Company elects not to defend against a Claim, or fails to notify an Indemnified Party of its election, such Indemnified Party may defend, compromise or settle such Claim. However, neither the Company nor an Indemnified Party, as the party controlling the defense of a Claim, may compromise or settle any claim or consent to the entry of any judgment without the prior written consent of the other (which consent shall not be unreasonably withheld or delayed), other than a compromise, settlement or consent that includes as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a full and final release from all liability in respect to such Claim.

               5.5 Certain Procedures

               (a) If the Company or any of its Affiliates, Members or Senior Officers, or officers or employees of such Affiliate, Member or Senior Officer (each, a "Joined Party"), is made or becomes a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, in connection with, arising out of or as a result of the Transactions (as defined in the Reorganization Agreement), the formation of the Company or the issuance of the LLC Interests to the Management Group or GFC by the Company, the Company shall promptly notify GFC, and GFC may elect to defend, compromise or settle, at GFC's expense and by GFC's counsel, such action, suit or proceeding, unless (i) in the reasonable determination of counsel to GFC, there is a conflict between the interests of GFC and those of the Company or such Joined Party, or
(ii) the Company or such Joined Party elects to defend, settle or compromise such action, suit or proceeding, in each of which case, the Company or such Joined Party shall defend, compromise or settle such action, suit or proceeding at its own expense and by its own counsel.

               (b) Nothing in this Section 5.5 shall affect any rights of indemnification, contractual, statutory, or otherwise, that any Joined Party may have.


                                ARTICLE VI

          TERMINATION; DISSOLUTION; LIQUIDATION AND WINDING-UP;
                             LIQUIDITY EVENTS

               6.1 Termination of the Company. The Company shall be terminated upon the occurrence of a Dissolution Event.

               6.2 Dissolution Events. The Company shall be dissolved and its affairs wound up upon any of the following (each a "Dissolution Event"):

               (a) the written consent of all the Members; or

               (b) the entry of a decree of judicial dissolution under the Act.

Upon the dissolution of the Company, the Executive Committee shall promptly notify the Members of such dissolution. Without limiting the generality of the foregoing, any of the following actions undertaken by or occurring to a Member shall not dissolve the Company: (i) its becoming the subject of a bankruptcy or reorganization case under Title 11 of the United States Bankruptcy Code; (ii) its being generally unable to pay its debts as they come due; (iii) its making an assignment for the benefit of creditors; (iv) its being adjudged insolvent, or the entering against the Member of an order for relief in any insolvency proceeding; (v) the filing of a petition or answer by or against it seeking any reorganization, arrangement, composition, readjustment, rehabilitation, liquidation, dissolution or similar relief under any statute, law or regulation; (vi) its filing of an answer or other pleading admitting or failing to contest the material allegations of a petition filed against it in any proceeding of this nature; (vii) its seeking, contesting or acquiescence in the appointment of a trustee, receiver or liquidator of it or of all or any substantial part of its properties; or (viii) its death, retirement, resignation, expulsion or dissolution.

               6.3 Liquidation and Winding-Up. If the Company is dissolved pursuant to Section 6.2, the Company shall be liquidated and wound up in accordance with the Act and the following provisions:

               (a) The financial officers of the Company shall be directed to prepare a balance sheet of the Company in accordance with generally accepted accounting principles as of the date of dissolution, which balance sheet shall be reported upon by the Company's independent public accountants.

               (b) The assets, properties and business of the Company shall be liquidated by the Executive Committee as promptly as possible, but in an orderly and businesslike manner so as not to involve undue sacrifice. Notwithstanding the foregoing, if it is determined by the Executive Committee not to sell all or any portion of the properties and assets of the Company, such properties and assets shall be distributed in kind in the order of priority set forth in Section 6.3(d); provided that the fair market value (as determined pursuant to Section 3.8) of such properties and assets shall be used in determining the extent and amount of a distribution in kind of such properties and assets in lieu of actual cash proceeds of any sale or other disposition thereof.

               (c) Net Income or Net Loss of the Company for the year of liquidation shall be credited or charged to the Capital Accounts of the Members in accordance with the allocation provisions set forth in Section 2.4.

               (d) The proceeds of sale of all or substantially all of the properties and assets of the Company and all other properties and assets of the Company not sold, as provided in Section 6.3(b), and valued at the fair market value thereof as provided in Section 6.3(b), shall be applied and distributed as follows, and in the following order or priority:

               (i) first, to the payment of all debts and liabilities of the Company and the expenses of liquidation not otherwise adequately provided for;

               (ii) next, to the setting up of any reserves that are reasonably necessary for any contingent unforeseen liabilities or obligations of the Company or of the Members arising out of, or in connection with, the Company; and

               (iii) next, according to the provisions of Section 6.6.

               (e) A certificate of cancellation of the Company, as required by law, shall be filed.

               6.4 Calculation of Gain or Loss. The amount by which the fair market value (as determined pursuant to Section 3.8) of any property to be distributed in kind to the Members exceeds or is less than the Book Basis of such property, determined immediately prior to such distribution, shall, to the extent not otherwise recognized to the Company, be taken into account in computing Net Income or Net Loss of the Company for purposes of crediting or charging the Capital Accounts of, and distributing proceeds to, the Members pursuant to Sections 2.3, 2.6,
6.3 and 6.6.

               6.5 Survival of Rights, Duties and Obligations. The termination, dissolution, liquidation or winding up of the Company for any reason shall not release any party from liability which at the time of such termination, dissolution, liquidation or winding up already had accrued to any other party or which thereafter may accrue in respect to any act or omission prior to such termination, dissolution, liquidation or winding up.

               6.6 Distributions Following a Liquidity Event. Except as otherwise provided in Section 6.7, the Company shall distribute the net proceeds of a Liquidity Event following the occurrence of such Liquidity Event in the following order of priority:

               (a) first, to the Preferred A Interest to the extent of the Unpaid Initial Preferred A Nominal Amount;

               (b) next, to the Preferred A Interest, to the extent of the Unpaid Preferred A Return;

               (c) next, to (A) the Preferred B Interest, and (B) the Preferred C Interest, in proportion and to the extent of the Unpaid Initial Preferred B Nominal Amount and the Unpaid Initial Preferred C Nominal Amount;

               (d) next, to (A) the Preferred B Interest, and (B) the Preferred C Interest, in proportion and to the extent of the Unpaid Preferred B Return and the Unpaid Preferred C Return;

               (e) next, to Zurich to the extent of the Unpaid CDL
Amount;

               (f) next, the remaining proceeds to the Common Interests in proportion and to the extent of the positive balances of their respec-tive Capital Accounts; provided that to the extent that any Member has a negative balance in such Member's Capital Account, such Member shall not be obligated to restore such Capital Account to zero; and

               (g) thereafter 40% to GFC and 60% to Management Group.

               6.7 Certain Provisions in Liquidity Events. The Company shall not be required to distribute the proceeds of a Liquidity Event (other than (x) a Liquidity Event having the effect of selling, transferring or otherwise disposing of all or substantially all of the assets or business of the Company and its Subsidiaries, taken as a whole or (y) a Liquidity Event as set forth in paragraph (iv) or (v) of the definition of Liquidity Event in Section 1.8) if, within 90 days after receipt by the Company of any proceeds of such Liquidity Event, the Executive Committee has determined that such proceeds are to be used in the operation of the Company and has adopted a plan setting forth in reasonable detail how such proceeds are to be so used within a reasonable period of time after such adoption.

               6.8 Claims of Members. The Members and former Members shall look solely to the Company's assets for the payment of any claims under this Agreement, and shall have no recourse against any individual Member for such claims.


                               ARTICLE VII

                        TRANSFER OF LLC INTERESTS

               7.1 Transfers of Interests.

               (a) No Member may sell, give, pledge, assign, hypothe-cate, encumber, grant a security interest in or otherwise dispose of all or any portion of such Member's LLC Interests (including any beneficial interest therein), or withdraw as a Member (together, "Transfer"), except pursuant to this Article VII. No Member may make a Transfer in violation of this Article VII, and any such Transfer shall be null, void and without effect.

               (b) Management Group may not Transfer any or all of its LLC Interests without the prior written consent of GFC.

               (c) GFC may:

               (i) at any time Transfer any or all of its LLC Interests (together with any or all of its rights under this Agreement) to (x) an Affiliate (for purposes of this Section 7.1(c)(i)(x), Zurich or any of its Affiliates shall be considered not to be an Affiliate of GFC) or (y) Centre Reinsurance Dublin, or an Affiliate thereof, pursuant to Section
8.6 of the Portfolio Value Swap Agreement dated June 12, 1995, as amended by Amendment Nos. 1 and 2 thereto, between Home and Centre Reinsurance Dublin;

               (ii) at any time Transfer to any Person any or all of its LLC Interest (together with any or all of its rights under this Agreement, other than the rights of GFC's LLC Interests with respect to the designation of GFC Directors set forth in Article IV (other than Section 4.13));

               (iii) at any time after the fourth anniversary of the date of this Agreement, (x) subject to Section 7.3(a), (b) and (c), Transfer to any Person all (but not less than all) of its LLC Interests (together with any or all of its rights under this Agreement) and (y) subject to
Section 7.3(d), Transfer to any Person some (but not all) of its LLC Interests (together with any or all of its rights under this Agreement); and

               (iv) at any time for purposes of exercising its rights under this Article VII, furnish, or request the Company to furnish, to any third party proposed transferee any information reasonably requested concerning the business, financial condition, results of operations, operations, properties or assets of the Company or any of its Subsidiaries. Upon receipt of a confidentiality agreement duly executed and delivered by such third party containing restrictions customary in such type of transactions, the Company shall promptly comply with such request and furnish such information to such third party.

               (d) If GFC transfers to any Person all of its LLC
Interests pursuant to Section 7.1(c)(ii), upon the effectiveness of such
Transfer:

               (i) all of the GFC Directors (other than the ones, if any, designated pursuant to Section 4.13) on the Executive Committee or, if applicable, on the executive committee of Gruntal & Co., L.L.C. shall be deemed to have resigned immediately; the Executive Committee (or such executive committee) positions vacated by such resignations shall not be filled and the number of positions in the Executive Committee (or such executive committee) shall thereafter be reduced by such number of vacated positions;

               (ii) Section 4.11 shall cease to be effective under this Agreement; and

               (iii) the transferee Member shall not be entitled to designate any Director, except pursuant to Section 4.13, and each such Director shall exercise all the rights and authority of a Director provided in this Agreement, shall be designated and removed by such transferee Member, and shall be subject to Section 4.13.

               (e) If a Member has received an offer, or a solicitation, an expression of interest or any other invitation to enter into, commence or participate in any discussion or negotiation, from or with any person that indicates an interest in effecting a Transfer of any or all of such Member's LLC Interests, such Member shall promptly notify the other Member of such offer, solicitation, expression of interest or invitation. Thereafter, to the extent such proposed Transfer is permissible under this Article VII, such Member may participate in the discussion or negotiation with respect to such proposed Transfer, and such Member shall keep the other Member apprised of the progress of such discussion or negotiation; provided that nothing in this Section 7.1(e) shall require a Member to share with the other Members any communication, whether written or otherwise, with such other person, or entitle such other Member to participate in such discussion or negotiation.

               7.2 Tag-Along Rights. If the Company shall at any time propose to effect any issuance or sale of any profit share or interest (including any LLC Interests) of the Company or any of its Significant Subsidiaries (including Gruntal & Co., L.L.C.), or any securities or right of any kind convertible into or exchangeable for such profit share or interest, or any option, warrant, put, call or other arrangement of any kind to purchase or otherwise receive from the Company or such Subsidiary any such profit share or interest, then, unless such issuance or sale is (i) subject to Section 3 of the Registration Rights Agreement or (ii) in connection with the formation of any Person that, upon its formation, would not be a Significant Subsidiary of the Company, the Company shall by notice to GFC offer GFC the opportunity to participate in such sale by including any or all of GFC's LLC Interests in such sale, upon the same terms and conditions of such sale or, with respect to GFC's LLC Interests that are not identical to the profit share or interest proposed to be issued, such substantially similar terms and conditions of sale as GFC may agree. Within 30 calendar days after the effectiveness of such notice, GFC shall by notice notify the Company of its election whether to participate in such sale and the terms and conditions of its participation. The failure of GFC to respond within such 30 calendar day period shall be regarded as its rejection of the offer to participate in such sale and the Company shall be entitled to consummate such sale or issuance on the terms and conditions set forth in its notice within 120 calendar days after the expiration of such 30 calendar day period. If such sale is not consummated within such 120 calendar day period, the Company may not effect such sale or issuance unless it shall have complied with and issued the notice required in this
Section 7.2 again.

               7.3 Transfer after the Fourth Anniversary.

               (a) At any time after the fourth anniversary of the date of this Agreement, if GFC receives a bona fide offer from a third party (other than pursuant to Section 7.1(c)(i)) to purchase (including a purchase by merger or a purchase of assets) all (but not less than all) of its LLC Interests, GFC shall promptly by notice (the "Offer Notice") to the Company and the Management Group notify them of such offer, setting forth the terms thereof in reasonable detail, including the consideration (the "Offer Price") offered by such third party and if applicable a copy of the written offer from such third party offeror.

               (b) If such bona fide offer applies to all of the LLC Interests held by GFC and by the Management Group, and if the Offer Price exceeds or is equal to the Threshold for the immediately preceding quarter, then, if so requested by GFC, the Management Group shall be required to sell all (but not less than all) of the Management Group's LLC Interests in such sale. Upon the effectiveness of the Offer Notice, the Management Group shall (i) sell all of its LLC Interests on the same terms and conditions as GFC sells all of its LLC Interests, (ii) take all necessary action to consummate such transaction, including voting its LLC Interests in favor of such transaction and not exercising any appraisal rights, if applicable, in connection therewith and (iii) take all actions (including executing documents) in connection with the consummation of such transaction as may reasonably be requested of it by GFC.

               (c) If the Offer Price is less than the Threshold for the immediately preceding quarter, the Management Group may, within 30 calendar days after the effectiveness of the Offer Notice, notify GFC of the Management Group's intention to purchase all (but not less than all) of GFC's LLC Interests included in such third party offer from the third party offeror on the same terms and conditions as set forth in such third party offer within 120 calendar days of the date of the Management Group's notice of its intention to purchase GFC's LLC Interests. If the Management Group does so respond, GFC shall sell, and the Management Group shall purchase, all of GFC's LLC Interests on such terms and conditions. If the Management Group does not respond within such 30 calendar day period, responds to decline such purchase, or fails to consummate such purchase within such 120 calendar day period, it shall be deemed to have waived its rights under this Section 7.3(c). By notice to the Management Group within ten calendar days after the effectiveness of such waiver, GFC may (A) sell all of its LLC Interests to the third party on the same terms and conditions set forth in the Offer Notice within 120 calendar days after the expiration of such ten calendar day period and if such sale is not consummated within such 120 calendar day period, GFC may not sell its LLC Interests unless it shall have complied with this
Section 7.3 and issued a new Offer Notice, or (B) require the Management Group to sell all (but not less than all) of the Management Group's LLC Interests in such sale together with all of GFC's LLC Interests, and the Management Group shall then (i) sell all of its LLC Interests on the same terms and conditions as GFC, (ii) take all necessary action to consummate such transaction, including voting its LLC Interests in favor of such transaction and not exercising any appraisal rights, if applicable, in connection therewith and (iii) take all actions (including executing documents) in connection with the consummation of such transaction as may reasonably be requested of it by GFC.

               (d) At any time after the fourth anniversary of the date of this Agreement, if GFC intends to effect a Transfer of some (but not all) of its LLC Interests pursuant to Section 7.1(c)(iii)(y), GFC shall notify ("GFC Notice") the Management Group of such intention, specifying the terms and conditions on which GFC is willing to effect such a Transfer. The Management Group may, within 30 calendar days after the effectiveness of the GFC Notice, notify GFC of the Management Group's intention to purchase all (but not less than all) of GFC's LLC Interests included in the GFC Notice, on the same terms and conditions as set forth therein. If the Management Group does so respond, GFC shall sell, and the Management Group shall purchase, all of GFC's LLC Interests included in the GFC Notice, on the terms and conditions set forth therein within 120 calendar days after the expiration of such 30 calendar day period. If the Management Group does not respond within such 30 calendar day period, responds to decline such purchase, or fails to consummate such purchase within such 120 calendar day period, GFC may sell all of its LLC Interests included in the GFC Notice, within 120 calendar days after the expiration of such 30 calendar day period or (in the case of a failure to consummate) 120 calendar day period, on terms and conditions no less favorable to GFC than those included in the GFC Notice, and, if such sale is not consummated within such 120 calendar day period, GFC may not sell such LLC Interests unless it shall have complied with this Section 7.3(d) and issued a new GFC Notice.

               (e) For purposes of this Section 7.3:

               (i) "Threshold" means, with respect to all of the LLC Interests and the CDL (together, "Interests"), an amount that is equal to the higher of (i) 10 x NI and (ii) 1.3 x PV, where:

               NI means the quotient obtained by dividing (x) the sum of after tax net income of the Company for the immediately preceding eight consecutive complete fiscal quarters by (y) two; for this purpose, after tax net income means the net income of the Company, calculated in accordance with generally accepted accounting principles, consistently applied with past practice, and assuming a corporate tax rate of 40%; and PV means the tangible book value of the Company as at the end of the immediately preceding fiscal quarter, calculated in accordance with generally accepted accounting principles, applied consistently with past practice.

               (ii) If an Offer Price is expressed with respect to some but not all of the Interests (for example, an Offer Price for all of the LLC Interests held by GFC), the amount of the Threshold calculated under
Section 7.3(e)(i) shall be appropriately adjusted and reduced so that only such portions of the Threshold as representing those portions of the Interests corresponding to the Interests offered to be purchased by the Offer Price shall be compared to the Offered Price. For purposes of so adjusting the Threshold, the LLC Interests will be valued on a deemed liquidation basis, assuming that the Company is liquidated as of the date of such valuation pursuant to the procedures and priority of distribution set forth in Section 6.3.

               (iii) If an Offer Price includes any non-cash consideration: (x) the fair market value of such non-cash consideration shall be determined pursuant to Section 3.8 and (y) the Offer Notice shall be deemed not to have become effective until after the fair market value of any such non-cash consideration has been so determined.

               7.4 Other Transfer Restrictions.

               (a) Notwithstanding any other provisions of this Agree-ment, no Transfer of a Member's LLC Interests may be made unless, in the opinion of counsel to the Company, satisfactory in form and substance to the Executive Committee (which opinion may be waived, in whole or in part, at the discretion of the Executive Committee):

               (i) such Transfer would not violate the Securities Act of 1933, as amended, or any state securities or "blue sky" laws applicable to the Company or the LLC Interests to be Transferred;

               (ii) such Transfer would not cause the Company to lose its status as a partnership for federal income tax purposes; and

               (iii) such Transfer shall not impose liability or reporting obligations on the Company or any Member thereof in any jurisdiction, whether domestic or foreign, or result in the Company becoming subject to the jurisdiction of any court or governmental entity anywhere other than Delaware.

               (b) Any Person that acquires an LLC Interest pursuant to this Article VII shall assume (i) the pro rata portion of Capital Account of the transferring Member that related to the portion of the LLC Interests being transferred to such Person and (ii) all obligations of the transferring Member arising under Section 2.2. To the extent permitted by law, a transferring Member shall have no liability for amounts required to be paid with respect to such Member's LLC Interests after the transferee of such LLC Interests, as the case may be, is admitted as a substituted Member.

               (c) If any Transfer of a Member's LLC Interests in the Company shall occur at any time other than the end of the Company's fiscal year, the distributive income, gain, loss and expense as computed for tax purposes and the related cash distributions shall be allocated between the transferor and the transferee on such proper basis as the transferor and transferee shall agree to consistent with applicable requirements under section 706 of the Code; provided that no such allocation shall be effective unless (i) the transferor and transferee shall have given the Company written notice, prior to the date of such transferee becoming a Member hereunder, stating their agreement that such allocation shall be made on such proper basis, (ii) the Executive Committee, in its discretion, shall have consented to such allocation and
(iii) the transferor and transferee shall have agreed to reimburse the Company for any incremental accounting fees and other expenses incurred by the Company in making such allocation.

               7.5 Admission of Additional Members by the Company. The Company may, from time to time, upon the approval of the Executive Committee and subject to Section 4.11, issue LLC Interests or other profit shares or interests in the Company to any Person, with such preferences, rights and designations and such other terms and conditions as the Executive Committee may define (which terms and conditions shall be set forth in an amendment to this Agreement and adopted pursuant to
Section 8.4), and such Person shall, upon such issuance and fulfillment of the conditions set forth in Section 7.6, be admitted to the Company as a Member.

               7.6 Additional or Substituted Members. No Transfer of any LLC Interests or portion thereof shall be effective unless and until the transferee is admitted as a Member of the Company pursuant to this
Section 7.6. As a condition to the admission of any Person as an additional or substituted Member, this Agreement shall be amended, pursuant to Section 8.4, to admit such Person as such additional or substituted Member, and such Person shall execute and acknowledge such amendment to confirm that such Person has agreed to be bound by all of the covenants, terms and conditions of this Agreement, as amended. Such Persons shall become Members on the last to occur of (a) if applicable, their making contributions to the capital of the Company; (b) their execution of the amendment described in the second sentence of this
Section 7.6; (c) the approval of or filing with any other Person which approval or filing is required; and (d) the making of all other necessary amendments, modifications and restatements of this Agreement as required to reflect a change or modification of the Company or of the respective rights of the Members hereunder (including such adjustment in LLC Interests and in Capital Accounts as may be required to admit a new Member and to reflect the issuance of a LLC Interest to a new Member); and thereupon such Persons shall be included in the definition of Members, and as parties to this Agreement, for all purposes of this Agreement. Anything herein to the contrary notwithstanding, the Company and the Executive Committee shall be entitled to treat the transferor of a LLC Interest as the absolute owner thereof in all respects, and shall incur no liability for distributions made in good faith to the transferor, until such time as a Transfer meeting all of the requirements of this Article VII has been made.

               7.7 Withdrawal of Members.

               (a) Any Member may withdraw as a Member at any time upon 60 days prior written notice to the Company.

               (b) Upon a Person's withdrawal as a Member pursuant to
Section 7.7(a), such Person shall no longer be considered a Member for purposes of this Agreement and, shall not be entitled to receive (i) any allocations or distributions from the Company in accordance with the terms of this Agreement, or (ii) the balance of such Member's Capital Account.

               7.8 Election to Adjust Tax Basis. The Tax Matters Person may, but need not, cause the Company to make an election or, with the consent of the Commissioner of Internal Revenue, to revoke any election made under section 754 of the Code to adjust the basis of Company property under sections 734 and 743 of the Code, and each Member agrees to furnish the Company with all information necessary to give effect to any such election. The Tax Matters Person may elect to make any other election permitted under any provision of the Code if, in the opinion of the Tax Matters Person, such election would be advantageous to the Members as a group or to any Member without being disadvantageous to any other Member.

               7.9 No Removal. Notwithstanding any other provisions herein, no Member may be removed or expelled from the Company as a Member without the consent of such Member.


                               ARTICLE VIII

                            GENERAL PROVISIONS

               8.1 Notices. All notices and other communications hereunder shall be in writing and shall be deemed effective or given upon
(a) transmitter's confirmation of a receipt of a facsimile transmission,
(b) confirmed delivery by a recognized courier service or an affidavit of the messenger when delivered by hand or (c) the expiration of seven calendar days after the day when mailed by certified or registered mail, postage prepaid, addressed to the address that a Member or other person has notified the Secretary of the Company from time to time for the purpose of receiving notice hereunder.

               8.2 Third Party Beneficiary. Zurich shall be considered a third party beneficiary under this Agreement and be entitled to enforce its rights hereunder directly.

               8.3 Non-Waiver. No delay on the part of any party in exercising any right hereunder shall operate as a waiver thereof, nor shall any waiver, express or implied, by any party of any right hereunder or of any failure to perform or breach hereof by any other party constitute or be deemed a waiver of any other right hereunder or of any other failure to perform or breach hereof by the same or any other Member, whether of a similar or dissimilar nature thereof.

               8.4 Amendments. This Agreement may be amended from time to time only upon the approval of the Executive Committee and Members holding two-thirds of all the Common Interests; provided that (i) such approval shall not be required in connection with any Transfer by GFC of its LLC Interests pursuant to Section 7.1 (c)(i), (ii) or (iii); and
(ii) no amendment affecting the rights or interests of any Interests in the Company shall be effective unless such amendment has also been approved by Persons holding two-thirds of such Interests voting as a separate class. Any proposal to amend this Agreement shall be accompanied by a summary of the proposed amendment and shall be delivered to all of the Members. The date of adoption of an amendment shall be the date on which the Company shall have received the requisite approvals.

               8.5 Further Assurances. Each of the Members hereby agrees to execute and deliver all such other and additional instruments and documents and to do such other acts and things as may be reasonably necessary or appropriate to carry out the intent and purposes of this Agreement.

               8.6 Applicable Law. This Agreement, the relations, rights and duties of the Members among themselves, and all matters pertaining to the Members and the Company, shall be governed by and construed under and in accordance with the laws of the State of Delaware applicable to agreements entered into and to be performed wholly within such State.

               8.7 Severability. In the event that any provision of this Agreement shall be declared to be invalid, illegal or unenforceable, such provision shall survive to the extent it is not so declared, and the validity, legality and enforceability of the other provisions hereof shall not in any way be affected or impaired thereby, unless such action would substantially impair the benefits to either party of the remaining provisions of this Agreement.

               8.8 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

               8.9 Usage. Any word or term used in this Agreement in any form shall be masculine, feminine, neuter, singular or plural, as proper reading requires.

               8.10 Table of Contents and Headings. The table of contents and headings in this Agreement are solely for convenience of reference and shall not affect the interpretation or construction of any of the provisions hereof.

               8.11 Investment Representation. Each Member, by execution of this Agreement, (a) represents to the other Member and to the Company that such Member is acquiring an interest in the Company for the purpose of investment for such Member's own account, with the intent of holding such interest for investment and without the intent of participating directly or indirectly in any sale or distribution thereof, and (b) acknowledges that such Member must bear the economic risk of loss of such Member's capital contributions to the Company because the Agreement contains substantial restrictions on transfer and because such interest has not been registered under applicable Federal and state securities laws and cannot be sold unless subsequently registered under such securities laws or an exemption therefrom is available. Furthermore, each Member and its assigns and transferees agree to provide such certification as may from time to time be required by the Executive Committee to ensure that the Company is in compliance with all applicable laws.


               IN WITNESS WHEREOF, the parties hereto have executed this Agreement, or caused this Agreement to be executed, by their respective duly authorized officers, on the date first above written.

                                  THE 1880 GROUP LLC


                                  By:__________________________________
                                  Name:
                                  Title:


                                  GRUNTAL FINANCIAL CORP.


                                  By:___________________________________
                                  Name:
                                  Title:




                                 Schedule 1.8

               CALCULATION OF INITIAL PREFERRED C NOMINAL AMOUNT

               The Initial Preferred C Nominal Amount is equal to the hypothetical value of the Management LTIP (the "LTIP") on the Closing Date, assuming an amount of proceeds of a hypothetical sale of GFC that is based on the transactions contemplated by the Reorganization Agreement (the "Hypothetical Proceeds").

               Hypothetical Proceeds is equal to the Initial Preferred A Nominal Amount, plus the Initial Preferred B Nominal Amount, plus the Initial Preferred C Nominal Amount. The Initial Pre-ferred A Nominal Amount is equal to $160 million minus 50% of the Lost Deferred Tax Assets, and the Initial Preferred B Nominal Amount is fixed at $70 million. Note that while the Initial Preferred C Nominal Amount is a function of Hypothetical Pro-ceeds, Hypothetical Proceeds is simultaneously a function of the Initial Preferred C Nominal Amount.

                 Hypothetical Proceeds is then compared to a target ("Target") that equals the tangible book value ("TB") of GFC as of 12/31/95, plus any capital thereafter contributed by the stockholders of GFC, less any dividends paid by GFC ("Divi-dends"), all accreted to the Closing Date at the one-year Trea-sury rate as of January 1 of such year. A pre-Closing estimated Dividend (the "Interim Dividend") will be paid pursuant to
     Section 6.2(f) of the Reorganization Agreement. An adjustment payment will be made post-closing (an "Adjustment Amount"), pursuant to Section 5.5 of the Reorganization Agreement. If the Adjustment Amount is paid to Home, it shall be added to Divi-dends. If the Adjustment Amount is paid to the Company, it shall be subtracted from Dividends.

               To the extent that the Hypothetical Proceeds exceeds Target, the value of the LTIP will be calcu lated as follows: (a) 10% of the first 30% by which the Hypothetical Proceeds exceed Ta rget, (b) thereafter, 20% of the next 30% by which the Hypothetical Proceeds exceed Ta rget, (c) thereafter, 30% of the next 30% by which the Hypothetical Proceeds exceed Ta rget, (d) thereafter, 40% of the next 30% by which the Hypothetical Proceeds exceed Ta rget, and (e) thereafter, 50% of any additional Hypothetical Proceeds that exceed Target.

         Example of Calculation of Initial Preferred C Nominal Amount

Assumptions:

1. TB of GFC as of 12/31/95, plus any capital thereafter contributed by the stockholders of GFC, less any Dividends, all accreted at the one-year Treasury rate to the Closing Date, not including the Interim Dividend and the Adjustment Amount, equals $171.5 million.

2. The Lost Deferred Tax Assets equal $9.257 million.

3. The Interim Dividend plus the Adjustment Amount equals $7.338 million.

Variables:

A = Initial Preferred A Nominal Amount = 160 - .5(Lost
    Deferred Tax Assets) = = 160 - .5(9.257) = 160 - 4.6285 = 155.3715
B = Initial Preferred B Nominal Amount = 70
C = Initial Preferred C Nominal Amount = LTIP value at Closing
P = Hypothetical Proceeds = A + B + C = 155.3715 + 70 + C = 225.3715 + C
T = Target = 1995 TB accreted to Closing - Interim Dividend - Adjustment
    Amount = = 171.5 - Interim Dividend - Adjustment Amount

               Under these assumptions, (P - T) will be in the range of 30% to 60% of T, and the value of the LTIP will be equal to 10% of 30% of T, plus 20% of the excess of (P - T) over 30% of T, or:

               C = .1(.3)T + .2[(P - T) - .3T].

If we simplify:

               C = .03T + .2[P - 1.3T]
               C = .03T + .2P - .26T
               C = .2P - .23T

Because P is a function of C, we need to remove P from the equation. If we substitute for P and T, from above, and simplify:

               C = .2(225.3715 + C) - .23(171.5 - Interim  Dividend -
                   Adjustment  Amount)
               C = 45.0743 + .2C - 39.445 + .23(Interim Dividend +
                   Adjustment Amount)
               .8C = 5.6293 +.23(Interim Dividend + Adjustment Amount)
               C = 7.036625 + 0.2875(Interim Dividend + Adjustment Amount)

Accordingly, for Interim Dividend + Adjustment Amount = 7.338, the value of the LTIP and the Initial C Nominal Amount equals $9,146,300;
Hypothetical Proceeds equals $234,517,800; and Target equals
$164,162,000.


                               Schedule 2.1


Name and Address of Member            Initial Capital Contribution

Gruntal Financial Corp.            100% of all of the issued and outstanding
c/o The Home Insurance Company     membership interests in each of the
59 Maiden Lane                     Gruntal & Co., L.L.C., Gruntal Man-
New York, NY 10038                 agement, L.L.C. and The GMS Group,
                                   L.L.C., and all other assets and
                                   liabilities of GFC (other than
                                   those under the Reorganization
                                   Agreement, the other Transaction
                                   Documents (as defined in the
                                   Reorganization Agreement), and
                                   certificates, agreements and
                                   instruments related thereto),
                                   the net fair market value of all
                                   of which is $160 million minus
                                   the product of (i) 50% and (ii)
                                   the Lost Deferred Tax Assets


The 1880 Group LLC                 Provision of services by The 1880 Group
c/o Gruntal & Co., Incorporation   LLC and its members.
Fourteen Wall Street
New York, NY 10005-2176


                               Schedule 4.4




                               Schedule 4.9